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As filed with the Securities and Exchange Commission on January 5, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FRANKLIN STREET PROPERTIES CORP.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	04-3578653 (I.R.S. Employer Identification Number)

401 Edgewater Place, Suite 200
Wakefield, MA 01880
(781) 557-1300
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

George J. Carter
Chief Executive Officer
Franklin Street Properties Corp.
401 Edgewater Place, Suite 200
Wakefield, MA 01880
(781) 557-1300
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Thomas S. Ward, Esq.
Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109
(617) 526-6000

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

           If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/Proposed Maximum Offering Price per Unit/ Proposed Maximum Aggregate Offering Price/ Amount of Registration Fee per Unit

Debt Securities	(1)

Common Stock, par value $0.0001 per share	(1)

Preferred Stock, par value $0.0001 per share	(1)

Depositary Shares(2)	(1)

(1)
Pursuant to Form S-3 General Instructions II.E information is not required to be included. An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder or that are represented by depositary shares. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all registration fees and will pay the registration fees subsequently in advance or on a "pay-as-you-go" basis.

(2)
Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

PROSPECTUS

FRANKLIN STREET PROPERTIES CORP.

Debt Securities
Common Stock
Preferred Stock
Depositary Shares

        We may offer and sell securities from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest. The shares of common stock, par value $0.0001 per share, of Franklin Street Properties Corp., or FSP Corp., covered by this prospectus may be offered and sold from time to time by FSP Corp. or certain selling stockholders of FSP Corp. in one or more offerings.

        We may offer these securities, and any selling stockholder may offer shares of our common stock, in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of shares of our common stock by any selling stockholders.

        Our common stock is listed on the NYSE American under the symbol FSP.

        Investing in these securities involves certain risks. See "Risk Factors" included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 5, 2018

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the "SEC," utilizing a "shelf" registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings, and certain selling stockholders may from time to time sell shares of our common stock in one or more offerings.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading "Where You Can Find More Information" beginning on page 2 of this prospectus.

        You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

        Unless the context otherwise indicates, references in this prospectus to "FSP Corp.," the "company," "we," "our" and "us" refer, collectively, to Franklin Street Properties Corp., a Maryland corporation, and its consolidated subsidiaries.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.fspreit.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus. You may also read and copy any document we file at the SEC's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

        This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

        The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-32470) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

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  Annual Report on Form 10-K for the fiscal year ended December 31, 2016, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2017 Annual Meeting of Stockholders;

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  Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2017, June 30, 2017 and September 30, 2017;

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  Current Reports on Form 8-K filed on May 12, 2017 and October 24, 2017;

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  Current Report on Form 8-K/A filed on February 10, 2017 and September 13, 2017; and

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  The description of our common stock contained in our Registration Statement on Form 8-A filed on April 5, 2005, including any amendments or reports filed for the purpose of updating such description.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Franklin Street Properties Corp.
401 Edgewater Place, Suite 200
Wakefield, MA 01880
Attn: Investor Relations
(781) 557-1300

 FORWARD-LOOKING STATEMENTS

        This prospectus and the information incorporated by reference in this prospectus include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. These statements are based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, economic conditions in the United States, disruptions in the debt markets, economic conditions in the markets in which we own properties, risks of a lessening of demand for the types of real estate owned by us, uncertainties relating to fiscal policy, changes in government regulations and regulatory uncertainty, geopolitical events, and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments. You are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are referenced in the section of any accompanying prospectus supplement entitled "Risk Factors." You should also carefully review the risk factors and cautionary statements described in the other documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We may not update any of the forward-looking statements after the date this prospectus is filed to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

 FRANKLIN STREET PROPERTIES CORP.

        FSP Corp. operates in a single reportable segment: real estate operations. The real estate operations market involves real estate rental operations, leasing, secured financing of real estate and services provided for asset management, property management, property acquisitions, dispositions and development. Our current strategy is to invest in select urban infill and central business district properties, with primary emphasis on our five core markets of Atlanta, Dallas, Denver, Houston and Minneapolis. We believe that our five core markets have macro-economic drivers that have the potential to increase occupancies and rents. We will also monitor other markets for opportunistic investments. We seek value-oriented investments with an eye towards long-term growth and appreciation, as well as current income.

        As of September 30, 2017, approximately 7.6 million square feet, or approximately 75.5% of our total owned portfolio, was located in our five core markets. From time-to-time we may dispose of our smaller, suburban office assets and replace them with larger urban infill and central business district office assets located primarily in our five core markets. As we execute this strategy, short term operating results could be adversely impacted. However, we believe that the transformed portfolio has the potential to provide higher profit and asset value growth over a longer period of time.

        The main factor that affects our real estate operations is the broad economic market conditions in the United States. These market conditions affect the occupancy levels and the rent levels on both a national and local level. We have no influence on broader economic/market conditions. We look to acquire and/or develop quality properties in good locations in order to lessen the impact of downturns in the market and to take advantage of upturns when they occur.

        Our principal executive offices are located at 401 Edgewater Place, Suite 200, Wakefield, Massachusetts, 01880, and our telephone number is (781) 557-1300.

 CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND
RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table sets forth our ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated. You should read this table in conjunction with the consolidated financial statements and notes incorporated by reference in this prospectus.

		Fiscal Year Ended
	Nine Months Ended September 30, 2017
		December 31, 2016	December 31, 2015	December 31, 2014	December 31, 2013	December 31, 2012
Consolidated ratios of earnings to fixed charges	0.62	1.40	2.46	1.57	1.91	2.50
Consolidated ratios of earnings to combined fixed charges and preferred stock dividends	0.62	1.40	2.46	1.57	1.91	2.50

        For purposes of calculating the ratios above, earnings consist of net income from continuing operations plus provision for income taxes, (earnings) loss of equity investees, distributions of income from equity investees and fixed charges. Fixed charges include interest expense plus interest capitalized and the interest portion of rent expense which is deemed to be representative of the interest factor.

USE OF PROCEEDS

        We intend to use the net proceeds from the sale of any securities offered under this prospectus by us for general corporate purposes, which may include the repayment of debt, the financing of potential acquisitions, the provision of lines of credit and other loans to our Sponsored REITs, the funding of capital improvements on our portfolio companies' properties, the funding of working capital and other purposes described in any prospectus supplement. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds. Unless otherwise set forth in a prospectus supplement, to the extent any shares of our common stock registered under this registration statement are for the account of selling stockholders, we will not receive any of the proceeds of the sale of such shares by such stockholders.

SELLING STOCKHOLDERS

        We may register shares of our common stock covered by this prospectus for re-offers and resales by any selling stockholders to be named in a prospectus supplement. Because we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act, we may add secondary sales of shares of our common stock by any selling stockholders by filing a prospectus supplement with the SEC. We may register these shares to permit selling stockholders to resell their shares when they deem appropriate. A selling stockholder may resell all, a portion or none of its shares at any time and from time to time. Selling stockholders may also sell, transfer or otherwise dispose of some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts the selling stockholders may offer shares for sale under this prospectus and any prospectus supplement. We may pay all expenses incurred with respect to the registration of the shares of our common stock owned by the selling stockholders, other than underwriting fees, discounts or commissions, which will be borne by the selling stockholders. A prospectus supplement for any selling stockholders will name the selling stockholder, the amount of shares to be registered and sold and any other terms of the shares of our common stock being sold by such selling stockholder.

 DESCRIPTION OF DEBT SECURITIES

        We may offer debt securities which may be senior or subordinated. We refer to the senior debt securities and the subordinated debt securities collectively as debt securities. The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered. When we refer to "FSP Corp.," "the company," "we," "our" and "us" in this section, we mean Franklin Street Properties Corp. excluding, unless the context otherwise requires or as otherwise expressly stated, our subsidiaries.

        We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. The senior indenture and the subordinated indenture are referred to individually as an indenture and together as the indentures and the senior trustee and the subordinated trustee are referred to individually as a trustee and together as the trustees. This section summarizes some of the provisions of the indentures and is qualified in its entirety by the specific text of the indentures, including definitions of terms used in the indentures. Wherever we refer to particular sections of, or defined terms in, the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.

        Neither indenture will limit the amount of debt securities that we may issue. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index.

General

        The senior debt securities will constitute our unsecured and unsubordinated general obligations and will rank equally in right of payment with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated general obligations and will be junior in right of payment to our senior indebtedness (including senior debt securities), as described under the heading "—Certain Terms of the Subordinated Debt Securities—Subordination." The debt securities will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries unless such subsidiaries expressly guarantee such debt securities.

        The debt securities will be our unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will not be guaranteed by any of our subsidiaries.

        The applicable prospectus supplement and/or free writing prospectus will include any additional or different terms of the debt securities of any series being offered, including the following terms:

  •
  the title and type of the debt securities;

  •
  whether the debt securities will be senior or subordinated debt securities, and, with respect to any subordinated debt securities the terms on which they are subordinated;

  •
  the initial aggregate principal amount of the debt securities;

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  the price or prices at which we will sell the debt securities;

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  the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;

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  the rate or rates, if any, at which the debt securities will bear interest, or the method of determining such rate or rates;

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  the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the method of determination of such dates;

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  the right, if any, to extend the interest payment periods and the duration of that extension;

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  the manner of paying principal and interest and the place or places where principal and interest will be payable;

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  provisions for a sinking fund, purchase fund or other analogous fund, if any;

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  any redemption dates, prices, obligations and restrictions on the debt securities;

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  the currency, currencies or currency units in which the debt securities will be denominated and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

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  any conversion or exchange features of the debt securities;

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  whether the debt securities will be subject to the defeasance provisions in the indenture;

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  whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;

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  whether the debt securities will be guaranteed as to payment or performance;

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  any special tax implications of the debt securities;

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  any events of defaults or covenants in addition to or in lieu of those set forth in the indenture; and

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  any other material terms of the debt securities.

        When we refer to "principal" in this section with reference to the debt securities, we are also referring to "premium, if any."

        We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

        You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

        Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.

        We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain related tax considerations will be set forth in the applicable prospectus supplement.

Certain Terms of the Senior Debt Securities

        Covenants.    Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries' property or capital stock, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.

        Consolidation, Merger and Sale of Assets.    Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, in either case, unless:

  •
  the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust;

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  the successor entity assumes our obligations on the senior debt securities and under the senior indenture;

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  immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

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  we have delivered to the senior trustee an officer's certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the senior indenture and all conditions precedent provided for in the senior indenture relating to such transaction have been complied with.

        The restrictions described in the bullets above do not apply (1) to our consolidation with or merging into one of our affiliates, if our board of directors determines in good faith that the purpose of the consolidation or merger is principally to change our state of incorporation or our form of organization to another form or (2) if we merge with or into a single direct or indirect wholly-owned subsidiary of ours.

        The surviving business entity will succeed to, and be substituted for, us under the senior indenture and the senior debt securities and, except in the case of a lease, we shall be released from all obligations under the senior indenture and the senior debt securities.

        No Protection in the Event of a Change in Control.    Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

        Events of Default.    Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the following are events of default under the senior indenture with respect to senior debt securities of each series:

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  failure to pay interest on any senior debt securities of such series when due and payable, if that default continues for a period of 30 days (or such other period as may be specified for such series);

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  failure to pay principal on the senior debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise (and, if specified for such series, the continuance of such failure for a specified period);

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  default in the performance of or breach of any of our covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series;

  •
  certain events of bankruptcy or insolvency, whether or not voluntary; and

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  any other event of default provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement.

        The default by us under any other debt, including any other series of debt securities, is not a default under the senior indenture.

        If an event of default other than an event of default specified in the fourth bullet point above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest on such series of senior debt securities to be immediately due and payable, and upon this declaration, the same shall become immediately due and payable.

        If an event of default specified in the fourth bullet point above occurs and is continuing, the entire principal amount of and accrued interest on each series of senior debt securities then outstanding shall automatically become immediately due and payable.

        Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

        Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class. Furthermore, subject to various provisions in the senior indenture, the holders of a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive a continuing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities (other than any such default in payment resulting solely from an acceleration of the senior debt securities) or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.

        The holders of a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture, that may involve the trustee in personal liability or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:

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  the holder gives the trustee written notice of a continuing event of default;

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  the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

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  the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

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  the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

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  during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.

        These limitations, however, do not apply to the right of any holder of a senior debt security of any affected series to receive payment of the principal of and interest on such senior debt security in accordance with the terms of such debt security, or to bring suit for the enforcement of any such payment in accordance with the terms of such debt security, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.

        The senior indenture requires certain of our officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of our compliance with all covenants, agreements and conditions under the senior indenture.

        Satisfaction and Discharge.    We can satisfy and discharge our obligations to holders of any series of debt securities if:

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  we have paid or caused to be paid the principal of and interest on all senior debt securities of such series (with certain limited exceptions) when due and payable; or

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  we deliver to the senior trustee for cancellation all senior debt securities of such series theretofore authenticated under the senior indenture (with certain limited exceptions); or

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  all senior debt securities of such series have become due and payable or will become due and payable within one year (or are to be called for redemption within one year under arrangements satisfactory to the senior trustee) and we deposit in trust an amount of cash or a combination of cash and U.S. government or U.S. government agency obligations (or in the case of senior debt securities denominated in a foreign currency, foreign government securities or foreign government agency securities) sufficient to make interest, principal and any other payments on the debt securities of that series on their various due dates;

and if, in any such case, we also pay or cause to be paid all other sums payable under the senior indenture, as and when the same shall be due and payable and we deliver to the senior trustee an officer's certificate and an opinion of counsel, each stating that these conditions have been satisfied.

        Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us. Purchasers of the debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.

        Defeasance.    Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and covenant defeasance will apply to any series of debt securities issued under the indentures.

        Legal Defeasance.    We can legally release ourselves from any payment or other obligations on the debt securities of any series (called "legal defeasance") if certain conditions are met, including the following:

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  We deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series cash or a combination of cash and U.S. government or U.S. government agency obligations (or, in the case of senior debt securities denominated in a foreign currency, foreign government or foreign government agency obligations) that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

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  There is a change in current U.S. federal income tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due. Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.

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  We deliver to the trustee a legal opinion of our counsel confirming the tax law change or ruling described above.

        If we accomplish legal defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall.

        Covenant Defeasance.    Without any change in current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the debt securities (called "covenant defeasance"). In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following (among other things):

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  We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series cash or a combination of cash and U.S. government or U.S. government agency obligations (or, in the case of senior debt securities denominated in a foreign currency, foreign government or foreign government agency obligations) that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

  •
  We must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due.

        If we accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the events causing the default, you may not be able to obtain payment of the shortfall.

        Modification and Waiver.    We and the trustee may amend or supplement the senior indenture or the senior debt securities of any series without the consent of any holder:

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  to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series;

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  to evidence the succession of a corporation, limited liability company, partnership or trust to us, and the assumption by such successor of our covenants, agreements and obligations under the senior indenture or to otherwise comply with the covenant relating to mergers, consolidations and sales of assets;

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  to comply with requirements of the SEC in order to effect or maintain the qualification of the senior indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act");

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  to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

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  to cure any ambiguity, defect or inconsistency in the senior indenture or in any supplemental indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or any applicable prospectus supplement;

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  to provide for or add guarantors with respect to the senior debt securities of any series;

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  to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;

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  to evidence and provide for the acceptance of appointment under the senior indenture by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

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  to add to, change or eliminate any of the provisions of the senior indenture in respect of one or more series of senior debt securities, provided that any such addition, change or elimination shall (a) neither (1) apply to any senior debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such senior debt security with respect to such provision or (b) become effective only when there is no senior debt security described in clause (a)(1) outstanding;

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  to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or

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  to make any change that does not adversely affect the rights of any holder in any material respect.

        Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding senior debt securities of each series affected by the amendment or modification (voting as separate series); provided, however, that each affected holder must consent to any modification, amendment or waiver that:

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  extends the final maturity of any senior debt securities of such series;

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  reduces the principal amount of any senior debt securities of such series;

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  reduces the rate, or extends the time for payment of, interest on any senior debt securities of such series;

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  reduces the amount payable upon the redemption of any senior debt securities of such series;

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  changes the currency of payment of principal of or interest on any senior debt securities of such series;

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  reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;

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  waives a continuing default in the payment of principal of or interest on the senior debt securities (other than any such default in payment resulting solely from an acceleration of the senior debt securities);

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  changes the provisions relating to the waiver of past defaults or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any senior debt securities of such series on or after the due date therefor;

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  modifies any of the provisions of these restrictions on amendments and modifications, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification;

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  adversely affects the right to convert or exchange senior debt securities into common stock or other property in accordance with the terms of the senior debt securities; or

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  reduces the above-stated percentage of outstanding senior debt securities of such series whose holders must consent to a supplemental indenture or modifies, amends or waives certain provisions of or defaults under the senior indenture.

        It shall not be necessary for the holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the holders' consent approves the substance thereof. After an amendment, supplement or waiver of the senior indenture in accordance with the provisions described in this section becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.

        No Personal Liability of Incorporators, Stockholders, Officers, Directors.    The senior indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, stockholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.

        Concerning the Trustee.    The senior indenture provides that, except during the continuance of an event of default, the trustee will not be liable except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

        The senior indenture and the provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

        We may have normal banking relationships with the senior trustee in the ordinary course of business.

        Unclaimed Funds.    All funds deposited with the trustee or any paying agent for the payment of principal, premium, interest or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the date upon which such amounts became due and payable will be repaid to us. Thereafter, any right of any holder of senior debt securities to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

        Governing Law.    The senior indenture and the senior debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Certain Terms of the Subordinated Debt Securities

        Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.

        Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

        Subordination.    The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of or interest on the subordinated debt securities (except for certain sinking fund payments). In addition, upon any payment or distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

        The term "senior indebtedness" of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

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  all of the indebtedness of that person for money borrowed;

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  all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

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  all of the lease obligations that are capitalized on the books of that person in accordance with generally accepted accounting principles;

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  all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

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  all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute senior indebtedness for purposes of the subordinated indenture.

DESCRIPTION OF CAPITAL STOCK

        The following description of our capital stock is intended as a summary only and therefore is not a complete description of our capital stock. This description is based upon, and is qualified by reference to, our Articles of Incorporation, our Bylaws and applicable provisions of Maryland corporate law. You should read our Articles of Incorporation and Bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

        Our authorized capital stock consists of 200,000,000 shares of capital stock, consisting of 180,000,000 shares of common stock, par value $0.0001 per share, and 20,000,000 shares of preferred stock, par value $0.0001 per share. Our Articles of Incorporation authorize our board of directors to amend our Articles of Incorporation to increase or decrease the aggregate number of shares of capital stock or the number of shares of stock of any class without stockholder approval. As of December 31, 2017, 107,231,155 shares of common stock were outstanding and no shares of preferred stock were outstanding.

Common Stock

        Voting Rights.    Subject to the provisions of our Articles of Incorporation regarding the restrictions on transfer and ownership of shares of our common stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Subject to the provisions of our Articles of Incorporation regarding the restrictions on transfer and ownership of shares of our common stock and except as provided with respect to any class or classes of our preferred stock that may be issued in the future, the holders of shares of our common stock will possess the exclusive voting power. There is no cumulative voting in the election of directors.

        Pursuant to the Maryland General Corporation Law, or the MGCL, a corporation generally cannot dissolve, amend its articles of incorporation, merge, sell all or substantially all of its assets, engage in a share exchange or consolidate or engage in similar transactions outside the ordinary course of business unless such action is advised by the board of directors and approved by the affirmative vote of holders of at least two-thirds of the shares of stock entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes to be cast on the matter) is set forth in the corporation's articles of incorporation. Our Articles of Incorporation provide that we may amend the Articles of Incorporation (with several exceptions), merge, sell all or substantially all of our assets, engage in a share exchange or consolidate or engage in similar transactions outside the ordinary course of business, with the approval of the holders of a majority of the shares of stock entitled to vote on the matter. However, the MGCL permits a corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to one or more persons if all of the equity interests of the person or persons are owned, directly or indirectly, by the corporation. We may use the merger or sale of subsidiaries to which we have transferred all or substantially all of our assets without the approval of the holders of our common stock to transfer all or substantially all of our assets without the approval of the holders of our common stock.

        Our Articles of Incorporation provide that in addition to any vote of the holders required by the terms of any then outstanding shares of preferred stock, the affirmative vote of at least 80% of the shares of our capital stock entitled to vote shall be required to:

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  add, amend or repeal any term or provision of our Articles of Incorporation in any respect that would, in the determination of our board of directors, cause us not to qualify as a REIT under the Internal Revenue Code of 1986, as amended, unless our board of directors has determined that such qualification is no longer in our best interests;

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  amend or repeal, or adopt any provision inconsistent with, the provisions of our Articles of Incorporation: establishing our classified board of directors; establishing the standards and procedures for the removal of a director; eliminating the personal liability of a director or officer to us or our stockholders for monetary damages; requiring us to indemnify our directors, officers, employees, agents and other persons acting on behalf of or at the request of us to the fullest extent permitted from time to time by Maryland law; or establishing this super-majority voting requirement; and

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  adding to our Articles of Incorporation any provision imposing cumulative voting in the election of directors.

        Dividends, Liquidation and Other Rights.    Subject to the preferential rights of any other class or series of our stock and to the provisions of our Articles of Incorporation regarding the restrictions on ownership and transfer of shares of stock, holders of shares of common stock are entitled to receive dividends on such shares of common stock if, as and when authorized by our board of directors, and declared by us out of assets legally available therefor. Such holders are also entitled to share ratably in the assets of our company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment or establishment of reserves or other adequate provision for all debts and liabilities of our company and any stock with preferential rights related thereto. Under Maryland law, stockholders generally are not liable for the corporation's debts or obligations.

        Holders of shares of common stock have no preference, conversion, exchange or sinking fund rights, have no preemptive rights to subscribe for any of our securities and generally have no appraisal rights. Subject to the provisions of our Articles of Incorporation regarding the restrictions on ownership and transfer of shares of stock, shares of common stock will have equal dividend, liquidation and other rights.

        Power to Reclassify Our Unissued Shares of Stock.    Our board of directors is authorized by our Articles of Incorporation to classify and reclassify any of our unissued shares of capital stock by, among other alternatives, setting, altering or eliminating in any one or more respects, from time to time before the issuance of such shares, any feature of such shares, including but not limited to the designation, preferences, conversion or other rights, voting powers, qualifications and terms and conditions of redemption of, limitations as to dividends and any other restrictions on such shares, without the approval of the holders of our common stock. As a result, our board of directors could authorize, without further action by the holders of our common stock, the issuance of shares of preferred stock that have priority over the shares of our common stock with respect to dividends, distributions and rights upon liquidation and with other terms and conditions that could have the effect of delaying, deterring or preventing a transaction or a change in control that might involve a premium price for holders of shares of our common stock or otherwise might be in their best interest.

        Transfer Agent.    The registrar and transfer agent for shares of our common stock is American Stock Transfer and Trust Company.

Preferred Stock

        Currently, no shares of our preferred stock are issued or outstanding. Our board of directors may authorize from time to time, without further action by our stockholders, the issuance of shares of preferred stock in one or more separately designated classes. Our board of directors may set the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of the shares of each class of our preferred stock. The authorized shares of our preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. If the approval of our stockholders is not required for the issuance of shares of our preferred stock, our board may determine not to seek stockholder approval. The specific terms of any class of preferred stock offered pursuant to this prospectus will be described in the prospectus supplement relating to that class of preferred stock.

        A class of our preferred stock could, depending on the terms of such class, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue preferred shares based upon its judgment as to the best interests of our stockholders. Our directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.

        The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular class of preferred stock. You should read the prospectus supplement relating to the particular class of preferred stock being offered for specific terms, including:

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  the designation and stated value per share of the preferred stock and the number of shares offered;

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  the amount of liquidation preference per share;

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  the price at which the preferred stock will be issued;

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  the dividend rate, or method of calculation of dividends, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

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  any redemption or sinking fund provisions;

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  if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

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  any conversion provisions;

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  whether we have elected to offer depositary shares as described under "Description of Depositary Shares;" and

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  any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

        The preferred stock will, when issued, be fully paid and non-assessable. Unless otherwise specified in the prospectus supplement, each class of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other class of preferred stock. The rights of holders of shares of each class of preferred stock will be subordinate to those of our general creditors.

        As described under "Description of Depositary Shares," we may, at our option, with respect to any class of preferred stock, elect to offer fractional interests in shares of preferred stock, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the class of preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular class of preferred stock.

        Rank.    Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up of our affairs, rank:

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  senior to our common stock and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs;

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  on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs; and

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  junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs.

        The term "equity securities" does not include convertible debt securities.

        Dividends.    Holders of the preferred stock of each class will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described in the prospectus supplement. Different classes of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

        Dividends on any class of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any class of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that class are declared payable on any future dividend payment dates. Dividends on any class of cumulative preferred stock will accrue from the date we initially issue shares of such class or such other date specified in the applicable prospectus supplement.

        No dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless full dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities.

        No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

        Liquidation Preference.    Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before we make any distribution or payment to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each class of preferred stock shall be entitled to receive out of assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share set forth in the prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. Unless otherwise specified in the prospectus supplement, after payment of the full amount of their liquidating distributions, the holders of preferred stock will have no right or claim to any of our remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on parity with the preferred stock and all other such classes or series of shares of capital stock ranking on parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

        Upon any such liquidation, dissolution or winding up and if we have made liquidating distributions in full to all holders of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred stock according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or assets will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

        Redemption.    If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

        The prospectus supplement relating to a class of preferred stock that is subject to mandatory redemption will specify the number of shares of preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. We may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any class is payable only from the net proceeds of the issuance of shares of our capital stock, the terms of such preferred stock may provide that, if no such shares of our capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into the applicable shares of our capital stock pursuant to conversion provisions specified in the applicable prospectus supplement. Notwithstanding the foregoing, we will not redeem any preferred stock of a class unless:

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  if that class of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred stock for all past dividend periods and the then current dividend period; or

  •
  if such class of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends for the then current dividend period.

        In addition, we will not acquire any preferred stock of a class unless:

  •
  if that class of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on all outstanding shares of such class of preferred stock for all past dividend periods and the then current dividend period; or

  •
  if that class of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock of such sclass for the then current dividend period.

        However, at any time we may purchase or acquire preferred stock of that class (1) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such class or (2) by conversion into or exchange for shares of our capital stock ranking junior to the preferred stock of such class as to dividends and upon liquidation.

        If fewer than all of the outstanding shares of preferred stock of any class are to be redeemed, we will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that we determine. Such determination will reflect adjustments to avoid redemption of fractional shares.

        Unless otherwise specified in the prospectus supplement, we will mail notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock to be redeemed at the address shown on our stock transfer books. Each notice shall state:

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  the redemption date;

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  the number of shares and class of preferred stock to be redeemed;

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  the redemption price;

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  the place or places where certificates for such preferred stock are to be surrendered for payment of the redemption price;

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  that dividends on the shares to be redeemed will cease to accrue on such redemption date;

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  the date on which the holder's conversion rights, if any, as to such shares shall terminate; and

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  the specific number of shares to be redeemed from each such holder if fewer than all the shares of any class are to be redeemed.

        If notice of redemption has been given and we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any shares called for redemption, then from and after the redemption date, dividends will cease to accrue on such shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

        Voting Rights.    Holders of preferred stock will not have any voting rights, except as required by law or as indicated in the applicable prospectus supplement.

        Unless otherwise provided for under the terms of any class of preferred stock, no consent or vote of the holders of shares of preferred stock or any class thereof shall be required for any amendment to our Articles of Incorporation that would increase the number of authorized shares of preferred stock or the number of authorized shares of any class thereof or decrease the number of authorized shares of preferred stock or the number of authorized shares of any class thereof (but not below the number of authorized shares of preferred stock or such class, as the case may be, then outstanding).

        Conversion Rights.    The terms and conditions, if any, upon which any class of preferred stock is convertible into our common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.

        Transfer Agent and Registrar.    The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

Restrictions on Ownership

        To maintain our qualification as a REIT, among other things, not more than 50% in value of our outstanding shares of stock may be owned, directly or indirectly (taking into account certain constructive ownership rules under the Internal Revenue Code of 1986, as amended, or the tax code), by five or fewer individuals. Our Articles of Incorporation provide that no person may beneficially or constructively own more than 9.8% of the number or value of our outstanding shares, unless exempted by our Board in its sole and absolute discretion. Our Articles of Incorporation also provide that no person may transfer or acquire our shares to the extent that doing so would result in our outstanding shares being beneficially owned by fewer than 100 persons, and that no person may transfer, acquire or beneficially or constructively own shares to the extent that doing so would result in our violating the 50% ownership limitation described in the first sentence of this paragraph or would otherwise result in our failing to qualify as a REIT.

        Our Articles of Incorporation also provide that on an annual basis we will use our best efforts to redeem any shares of our common stock from holders who desire to sell them. The purchase price paid by us will be 90% of the fair market value of the shares purchased, as determined by our Board of Directors in its sole and absolute discretion after consultation with an adviser selected by our Board. We have no obligation to redeem shares of our common stock during any period that our common stock is listed for trading on a national securities exchange.

Provisions of our Articles of Incorporation and Bylaws and Maryland Law that may have Anti-Takeover Effects

        Board of Directors.    Our Articles of Incorporation and Bylaws provide that our board of directors may establish the number of directors as long as the number is not fewer than the minimum required under the MGCL. Our Articles of Incorporation and Bylaws provide for a board of directors divided as nearly equally as possible into three classes. Each director is elected to a term expiring at the annual meeting of stockholders held in the third year following the year of such election and shall hold office until his successor is elected and qualifies. Except as may be provided by our board of directors in setting the terms of any class of preferred stock, any vacancy on our board of directors occurring for any reason, other than an increase in the number of directors, may be filled only by a vote a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any vacancy on our board of directors created by an increase in the number of directors may be filled only by a vote a majority of our board of directors. Any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies.

        Removal of Directors by Stockholders.    Our Articles of Incorporation and Bylaws provide that members of our board of directors may only be removed for cause, and then only by the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote on the election of the directors. This provision, when coupled with the provision in our Bylaws authorizing our board of directors to fill vacant directorships, precludes stockholders from removing incumbent directors and filling the vacancies created by such removal with their own nominees.

        Stockholder Nomination of Directors.    Our Bylaws provide that a stockholder must notify us in writing of any stockholder nomination of a director not earlier than the 120th day and not later than the 90th day prior to the first anniversary of the mailing date of the notice of the preceding year's annual meeting.

        Business Combinations.    Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances specified under the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any interested stockholder, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as:

  •
  any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation's voting stock; or

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  an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

        A person is not an interested stockholder under the statute if the board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. In approving a transaction, however, the board of directors may provide that its approval is subject to compliance, at or after the time of the approval, with any terms and conditions determined by the board of directors.

        After the five-year prohibition, any business combination between the company and an interested stockholder generally must be recommended by the board of directors and approved by the affirmative vote of at least:

  •
  80% of the votes entitled to be cast by holders of outstanding shares of voting stock of corporation; and

  •
  two-thirds of the votes entitled to be cast by holders of shares of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or by an affiliate or associate of the interested stockholder.

        These super-majority vote requirements do not apply if, among other conditions, the corporation's common stockholders receive a minimum price (as described under the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

        These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a corporation's board of directors prior to the time that the interested stockholder becomes an interested stockholder.

        Control Share Acquisitions.    The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved at a special meeting of stockholders by the affirmative vote of two-thirds of the votes entitled to be cast on the matter. Votes entitled to be cast on the matter exclude votes of shares of stock in the corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election or directors: (1) a person who makes or proposes to make a control share acquisition; (2) an officer of the corporation; or (3) an employee of the corporation who is also a director of the corporation.

        "Control shares" are voting shares of stock that, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

  •
  one-tenth or more but less than one-third;

  •
  one-third or more but less than a majority; or

  •
  a- majority or more of all voting power.

        Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an "acquiring person statement" as described in the MGCL), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a special meeting is made, we may present the question at any stockholders meeting.

        If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an "acquiring person statement" as required by the MGCL, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value. Fair value is determined without regard to the absence of voting rights for the control shares and as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at the stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition. The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction or (2) to acquisitions approved or exempted by the articles of incorporation or bylaws of the corporation.

        Our bylaws contain a provision exempting from the control share acquisition statute all shares of our capital stock to the fullest extent permitted by Maryland law. We can provide no assurance that our board of directors will not amend or eliminate such provision at any time in the future. Our board of directors has the power to determine that the amendment or elimination of such provision applies to a control share acquisition that occurred prior or subsequent to such amendment or elimination.

        Subtitle 8.    Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its articles of incorporation or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the articles of incorporation or bylaws, to any or all of the following five provisions:

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  a classified board;

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  a two-thirds stockholder vote requirement for removing a director;

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  a requirement that the number of directors be fixed only by vote of the directors;

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  a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

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  a requirement that requires the request of the holders of at least a majority of all votes entitled to be cast to call a special meeting of stockholders.

        To date, we have not made any of the elections described above, although, independent of these elections, our Articles of Incorporation and Bylaws contain provisions that the board of directors is divided into three classes, that special meetings of stockholders are only required to be held upon the request of a majority of the stockholders, that the board has the exclusive power to fix the number of directors, that directors may be removed only for cause and by the vote of two-third of the votes entitled to be cast and that, generally, vacancies may be filled only by our board of directors.

        Amendment of Our Bylaws.    Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Directors' Liability

        Our Articles of Incorporation contain a provision eliminating the personal liability of a director or officer to us or our stockholders for monetary damages to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted. The MGCL currently permits the liability of directors and officers to a corporation or its stockholders for money damages to be limited, except (i) to the extent that a judgment or other final adjudication is entered adverse to the director or officer in a proceeding based on a finding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding or (ii) to the extent it is proved that the director or officer actually received an improper benefit or profit in money, property or services.

        Our Articles of Incorporation require us to indemnify our directors, officers, employees, agents and other persons acting on behalf of or at the request of us to the fullest extent permitted from time to time by Maryland law. The MGCL permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses, including attorneys' fees, actually incurred by them in connection with any proceeding to which they may be made a party by reason of their services to or at the request of the corporation, unless it is established that (i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit, or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director of officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. It is the position of the Securities and Exchange Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

DESCRIPTION OF DEPOSITARY SHARES

General

        We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular class of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

        The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

        The summary of terms of the depositary shares contained in this prospectus is not a complete description of the terms of the depositary shares. You should refer to the form of the deposit agreement and our Articles of Incorporation that are, or will be, filed with the SEC.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.

        If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

        If a class of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable class of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Stock

        Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares

        Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

        After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

        Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

  •
  all outstanding depositary shares have been redeemed; or

  •
  there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

        The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Limitation of Liability

        Neither we nor the depositary will be liable if either we or it is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

 FORMS OF SECURITIES

        Each debt security and depositary share will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities or depositary shares represented by these global securities. The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

        We may issue the debt securities or depositary shares in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.

        If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

        Ownership of beneficial interests in a global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.

        So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the applicable indenture or deposit agreement. Except as described below, owners of beneficial interests in a global security will not be entitled to have the securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture or deposit agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture or deposit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture or deposit agreement, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

        Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to depositary shares, represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. None of us, or any trustee or other agent of ours, or any agent of any trustee, will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

        We expect that the depositary for any of the securities represented by a global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in "street name," and will be the responsibility of those participants.

        If the depositary for any of the securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the global security that had been held by the depositary. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

PLAN OF DISTRIBUTION

        We and any selling securityholders may sell securities:

  •
  through underwriters;

  •
  through dealers;

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  through agents;

  •
  directly to purchasers; or

  •
  through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

        We or any selling securityholder may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we or any selling securityholder must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

        The distribution of the securities may be effected from time to time in one or more transactions:

  •
  at a fixed price, or prices, which may be changed from time to time;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

        The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

  •
  the name of the agent or any underwriters;

  •
  the public offering or purchase price and the proceeds we will receive from the sale of the securities;

  •
  any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;

  •
  all other items constituting underwriting compensation;

  •
  any discounts and commissions to be allowed or re-allowed or paid to dealers; and

  •
  any exchanges on which the securities will be listed.

        If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we, and, if applicable, any selling securityholder will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

        If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

        If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

        Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us and by any selling securityholder to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us or any selling securityholder in the ordinary course of business.

        If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

  •
  the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

  •
  if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

        Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us and/or any selling securityholder or one or more of our respective affiliates in the ordinary course of business.

        In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

        Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise or the securities are sold by us to an underwriter in a firm commitment underwritten offering. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

        The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

 MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a general summary of the material United States federal income tax considerations associated with the ownership and disposition of our stock and debt securities. The following summary is not exhaustive of all possible tax considerations. Moreover, the summary contained herein does not address all aspects of taxation that may be relevant to particular stockholders and holders of our debt securities in light of their personal tax circumstances, or to certain types of stockholders and holders of debt securities subject to special treatment under federal income tax laws, including insurance companies, tax-exempt organizations (except to the extent discussed below under the headings "Taxation of Tax-Exempt Stockholders" and "Taxation of Tax-Exempt U.S. Holders"), financial institutions, broker-dealers, and foreign corporations and persons who are not subject to United States taxation on their worldwide income (except to the extent discussed below under the headings "Taxation of Non-U.S. Stockholders" and "Taxation of Non-U.S. Holders").

        We have elected to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, which we refer to as the tax code. Generally, a company that meets the eligibility requirements for treatment as a REIT and that elects to be so treated is not subject to federal income tax on the income it distributes to its stockholders. We believe that we have been organized and have operated in a manner so as to meet these eligibility requirements; however, there can be no assurance that we have qualified or will remain qualified as a REIT. Our counsel, Wilmer Cutler Pickering Hale and Dorr LLP, has rendered its opinion, based upon various assumptions specified therein and upon our representations as to, among other things, our organization, ownership and operations that we qualified to be taxed as a REIT for each taxable year beginning with our taxable year ending December 31, 2002 and that our organization, ownership and proposed method of operation, will enable us to continue to qualify as a REIT. Qualification as a REIT, however, depends upon our ability to meet, through actual annual (or in some cases quarterly) operating results, requirements (discussed in greater detail below) relating to, among other things, the sources of our income, the nature of our assets, the level of our distributions and the diversity of our share ownership. Wilmer Cutler Pickering Hale and Dorr LLP has not reviewed and will not review these results on an independent or ongoing basis. Given the complex nature of the REIT qualification requirements, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, there can be no assurance that our actual operating results will satisfy the requirements for taxation as a REIT under the tax code for any particular taxable year.

        The statements in this summary are, and the opinion of Wilmer Cutler Pickering Hale and Dorr LLP is, based on the provisions of the tax code, applicable United States Treasury regulations promulgated thereunder, and judicial and administrative decisions and rulings all as in effect on the date rendered. Neither the statements below nor the opinion is binding on the Internal Revenue Service, which we refer to as the IRS, or the courts, and there can be no assurance that the IRS or the courts will not take a contrary view. No ruling from the IRS has been or will be sought. Future legislative, judicial or administrative changes or interpretations could alter the statements and conclusions set forth herein, possibly adversely.

EACH STOCKHOLDER, HOLDER OF DEPOSITARY SHARES AND HOLDER OF DEBT SECURITIES IS URGED TO CONSULT HIS, HER, OR ITS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO THE STOCKHOLDER, HOLDER OF DEPOSITARY SHARES AND HOLDER OF DEBT SECURITIES OF THE OWNERSHIP AND DISPOSITION OF STOCK, DEPOSITARY SHARES OR DEBT SECURITIES IN AN ENTITY ELECTING TO BE TAXED AS A REIT, INCLUDING FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES, AS WELL AS POTENTIAL CHANGES IN THE APPLICABLE TAX LAWS.

Tax Consequences of REIT Election

        Introduction.    We have elected under Section 856 of the tax code to be taxed as a REIT. Subject to the risks described above, we intend to continue to be taxed as a REIT.

Taxation of FSP Corp.

        General.    If we continue to qualify as a REIT, we generally will not be subject to federal corporate income taxes on our net income to the extent that the income is currently distributed to our stockholders. The benefit of this tax treatment is that it substantially eliminates the "double taxation" resulting from the taxation at both the corporate and stockholder levels that generally results from owning stock in a corporation. Accordingly, our income generally will be subject to taxation solely at the stockholder level upon a distribution by us. We will, however, be required to pay certain federal income taxes, including in the following circumstances:

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  We will be subject to federal income tax at regular corporate rates on taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which such income is earned.

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  We will be subject to a 100% tax on net income from certain sales or other dispositions of property that we hold primarily for sale to customers in the ordinary course of business, also known as "prohibited transactions."

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  If we fail to satisfy the 75% gross income test or the 95% gross income test, both described below, but nevertheless qualify as a REIT, we will be subject to a 100% tax on an amount equal to (i) the gross income attributable to the greater of the amount by which we fail the 75% or 95% gross income test multiplied by (ii) a fraction intended to reflect our profitability.

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  If we fail to satisfy the asset tests (other than certain de minimis failures), described below, then, as long as the failure was due to reasonable cause and not to willful neglect, we must dispose of the non-qualifying assets within a specified period of time and we will be subject to a tax equal to the greater of $50,000 and the highest corporate tax rate multiplied by the income generated by the non-qualifying assets for the period beginning with the first date of the failure and ending on the date that we disposed of the assets.

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  If we fail to distribute during the calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, we will pay a 4% excise tax on the excess of such required distribution over the amount actually distributed to our stockholders, plus any retained amounts on which income tax has been paid at the corporate level.

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  We may elect to retain and pay income tax on some or all of our long-term capital gain, as described below.

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  Any taxable REIT subsidiaries of ours generally will be required to pay federal corporate income tax on their earnings.

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  We may be subject to a 100% excise tax on certain types of transactions or arrangements with any of our taxable REIT subsidiaries that are not conducted on an arm's-length basis.

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  Provided we do not make an election to receive different tax treatment under applicable Treasury Regulations, if we acquire an asset from a corporation that is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the C corporation's basis in the asset, and we subsequently recognize gain on the disposition of the asset during the five-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted tax basis in the asset, in each case determined as of the date on which we required the asset.

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  If we fail to satisfy one or more of certain other requirements for REIT qualification for reasonable cause and not due to willful neglect, then in order to avoid disqualification as a REIT, we would be required to pay a penalty of $50,000 for each such failure.

Requirements for Qualification as a REIT

        Introduction.    In order to qualify as a REIT for federal income tax purposes, a REIT must elect (or have elected, and have not revoked its election) to be treated as a REIT and must satisfy certain statutory tests relating to, among other things, (i) the sources of its income, (ii) the nature of its assets, (iii) the amount of its distributions, and (iv) the ownership of its stock. We have elected to be treated as a REIT and have endeavored, and we will continue to endeavor, to satisfy the tests for REIT qualification.

        A REIT may own a "qualified REIT subsidiary." A qualified REIT subsidiary is a corporation, all of the capital stock of which is owned by a REIT, and for which no election has been made to treat it as a "taxable REIT subsidiary" (as discussed below). A corporation that is a qualified REIT subsidiary is not treated as a corporation separate from its parent REIT for federal income tax purposes. All assets, liabilities, and items of income, deduction, and credit of a qualified REIT subsidiary are treated as the assets, liabilities, and items of income, deduction and credit of the parent REIT. Thus, in applying the requirements described herein, any qualified REIT subsidiary of ours will be ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction and credit. Similar treatment will apply with respect to any other entities owned by us that are disregarded as separate entities for federal income tax purposes.

        In the event that we are or become a partner in a partnership (or a member in a limited liability company treated as a partnership for federal income tax purposes), for purposes of determining our qualification as a REIT under the tax code, we will be deemed to own a proportionate share (based upon our share of the capital of the partnership) of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the assets and income of the partnership so attributed to us will retain their same character as in the hands of the partnership.

        A REIT may own up to 100% of the stock of one or more taxable REIT subsidiaries. A taxable REIT subsidiary may earn income that would not be qualifying income, as described below, if earned directly by the parent REIT and may own assets that would not be qualifying assets, as described below, if owned directly by a REIT. Both the subsidiary and the parent REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. Overall, not more than 20% (25% for taxable years beginning on or before December 31, 2017) of the value of a REIT's assets may consist of securities of one or more taxable REIT subsidiaries. A taxable REIT subsidiary will pay tax at regular corporate rates on any income that it earns. There is a 100% excise tax imposed on a portion of any income generated from certain transactions or arrangements involving a taxable REIT subsidiary and its parent REIT that are not conducted on an arm's-length basis. An election has been made to treat FSP Investments LLC and FSP Protective TRS Corp., both wholly owned subsidiaries of ours, as taxable REIT subsidiaries. Such subsidiaries pay corporate income tax on their respective amounts of taxable income and their after-tax net income will be available for distribution to us, generally as a dividend.

        Income Tests—General.    We must satisfy annually two tests regarding the sources of our gross income in order to maintain our REIT status. First, at least 75% of our gross income, excluding gross income from certain "dealer" sales and certain foreign currency exchange gains, for each taxable year generally must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or temporary investment income, also known as the "75% gross income test." Qualifying income for purposes of the 75% gross income test generally includes:

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  "rents from real property" (as described below);

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  interest from debt secured by mortgages on real property or on interests in real property;

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  dividends or other distributions on, and gain from the sale of, shares in other REITs;

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  gain from the sale or other disposition of real property or mortgages on real property;

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  amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received as consideration for entering into agreements to make loans secured by mortgages on real property or on interests in real property or agreements to purchase or lease real property;

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  gain from the sale or other disposition of a "real estate asset" (other than a non-qualifying publicly offered REIT debt instrument) which is not a prohibited transaction under the federal income tax rules; and

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  certain investment income attributable to temporary investment of capital that we raise.

        Second, at least 95% of our gross income, excluding gross income from certain "dealer" sales and certain foreign currency exchange gains, for each taxable year generally must consist of income that is qualifying income for purposes of the 75% gross income test, as well as dividends, other types of interest, and gain from the sale or disposition of stock or securities, also known as the "95% gross income test."

        Income Tests—Rents from Real Property.    Rent that we receive from real property that we own and lease to tenants will qualify as "rents from real property" if the following conditions are satisfied:

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  First, the rent must not be based, in whole or in part, on the income or profits of any person. An amount will not fail to qualify as rent from real property solely by reason of its being based on a fixed percentage (or percentages) of sales or receipts.

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  Second, neither we nor any direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% (by vote or value) or more of the tenant from which we collect the rent (subject to exceptions for certain rent from taxable REIT subsidiaries).

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  Third, any rent received under a lease that is attributable to personal property will not qualify as rents from real property unless the rent attributable to the personal property leased in connection with the real property constitutes no more than 15% of the total rent received under the lease.

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  Finally, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an "independent contractor" who is adequately compensated and from whom we do not derive revenue or through a taxable REIT subsidiary. We may provide services directly, however, if the services are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered rendered "primarily for the occupant's convenience." In addition, we may render, other than through an independent contractor or taxable REIT subsidiary, a de minimis amount of "non-customary" services to the tenants of a property as long as our income from such services does not exceed 1% of our gross income from the property.

        Although no assurances can be given that either of the gross income tests have been or will be satisfied in any given year, we believe that our operations have allowed and will allow us to meet both the 75% gross income test and the 95% gross income test. Such belief as to future years is premised in large part on our expectation that substantially all of the amounts that we receive with respect to our properties will qualify as "rents from real property." There are a variety of circumstances, as described above, however, in which rent received from a tenant will not be treated as rents from real property.

        Income Tests—Failure to Satisfy Gross Income Tests.    If we fail to satisfy either or both of the 75% or 95% gross income tests for a taxable year, we could nevertheless qualify as a REIT for that year if we are eligible for relief under certain provisions of the federal income tax laws. Those relief provisions generally will be available if:

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  Following our identification of the failure to meet the gross income test for the taxable year, a description of each item of our gross income included in the 75% and 95% gross income tests is set forth in a schedule for such taxable year filed in accordance with regulations to be prescribed by the Treasury Secretary; and

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  Our failure to meet the gross income test was due to reasonable cause and not due to willful neglect.

        It is not possible to state whether we would be entitled to the benefit of the above relief provisions in a particular circumstance that might arise in the future. Furthermore, as discussed above under "Taxation of FSP Corp.—General," even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by a fraction that reflects our profitability.

        Asset Tests.    We also must satisfy the following five tests relating to the nature of our assets at the close of each quarter of our taxable year.

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  First, at least 75% of the value of our total assets must consist of cash or cash items (including receivables), government securities, or "real estate assets" (including qualifying temporary investments), also known as the "75% asset test";

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  Second, no more than 25% of the value of our total assets may be represented by securities other than those that are qualifying assets for purposes of the 75% asset test, also known as the "25% asset test";

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  Third, of the investments included in the 25% asset test, the value of any one issuer's securities that we own may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total combined voting power or more than 10% of the total value of the outstanding securities of any issuer, unless we and such issuer make an election to treat the issuer as a taxable REIT subsidiary or the issuer is a "disregarded entity" or partnership for federal income tax purposes or is itself a REIT (the "securities asset test");

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  Fourth, while we may own up to 100% of the stock of a corporation that elects to be treated as a taxable REIT subsidiary for federal income tax purposes, the total value of our stock ownership in one or more taxable REIT subsidiaries may not exceed 20% (25% for taxable years beginning on or before December 31, 2017) of the value of our gross assets; and

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  Fifth, no more than 25% of the value of our total assets may be represented by nonqualified publicly-offered REIT debt instruments.

        We intend to operate so that we will not acquire any assets that would cause us to violate any of the asset tests. If, however, we should fail to satisfy any of the asset tests at the end of a calendar quarter, we would not lose our REIT status if (1) we satisfied the asset tests at the close of the preceding calendar quarter, and (2) the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more nonqualifying assets. If we did not satisfy the condition described in clause (2) of the preceding sentence, we could still avoid disqualification as a REIT by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose.

        We may also be able to avoid disqualification as a REIT as a result of a failure of the asset tests if:

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  Such failure is a failure to meet the securities asset test and is due to the ownership of securities the total value of which does not exceed the lesser of $10 million and 1% of the total value of our assets at the end of the quarter, which is referred to as the de minimis threshold, and we dispose of the securities in order to satisfy the securities asset test within six months after the last day of the quarter in which we identified the failure or such other time period prescribed by the Treasury Secretary and in the manner prescribed by the Treasury Secretary; or

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  In the case of any other failure, (1) we prepare a schedule that sets forth each asset that causes us to fail the asset test and file such schedule in accordance with regulations to be prescribed by the Treasury Secretary, (2) the failure to satisfy the asset test is due to reasonable cause and is not due to willful neglect, (3) we dispose of the assets set forth on the schedule within six months after the last day of the quarter in which we identified the failure or such other time period prescribed by the Treasury Secretary and in the manner prescribed by the Treasury Secretary and (4) we pay a tax equal to the greater of $50,000 or an amount equal to the highest corporate tax rate multiplied by the net income generated by the non-qualifying asset for the period beginning on the first date of the failure and ending on the date that we disposed of the asset.

        Distribution Requirements.    Each taxable year, we must distribute dividends to our stockholders in an amount at least equal to:

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  Ninety percent (90%) of our "REIT taxable income," computed without regard to the dividends paid deduction and our net capital gain or loss; plus

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  Ninety percent (90%) of our after tax net income, if any, from foreclosure property; minus

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  Certain items of noncash income.

        We must make such distributions in the taxable year to which they relate, or in the following taxable year if we declare the distribution before we timely file our federal income tax return for such year and pay the distribution on or before the first regular distribution date after such declaration. Further, if we fail to meet the 90% distribution requirement as a result of an adjustment to our tax returns, we may, if the deficiency is not due to fraud with intent to evade tax or a willful failure to file a timely tax return, and if certain other conditions are met, retroactively cure the failure by paying a deficiency dividend (plus interest to the IRS) to our stockholders.

        We will be subject to federal income tax on our taxable income, including net capital gain that we do not distribute to our stockholders. Furthermore, if we fail to distribute during a calendar year, or, in the case of distributions with declaration and record dates falling within the last three months of the calendar year, by the end of the January following such calendar year, at least the sum of:

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  Eighty-five percent (85%) of our REIT ordinary income for such year;

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  Ninety-five percent (95%) of our REIT capital gain net income for such year; and

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  Any of our undistributed taxable income from prior periods,

        we will be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amount actually distributed. If we elect to retain and pay income tax on the net capital gain that we receive in a taxable year, we will be deemed to have distributed any such amount for the purposes of the 4% excise tax described in the preceding sentence.

        We intend to make distributions to holders of our stock in a manner that will allow us to satisfy the distribution requirements described above. It is possible that, from time to time, our pre-distribution taxable income may exceed our cash flow and that we may have difficulty satisfying the distribution requirements. We intend to monitor closely the relationship between our pre-distribution taxable income and our cash flow and intend to borrow funds or liquidate assets in order to overcome any cash flow shortfalls if necessary to satisfy the distribution requirements imposed by the tax code. It is possible, although unlikely, that we may decide to terminate our REIT status as a result of any such cash shortfall. Such a termination would have adverse tax consequences to our stockholders. See "Taxation of FSP Corp.—General."

        Recordkeeping Requirements.    We must maintain records of information specified in applicable Treasury Regulations in order to maintain our qualification as a REIT. In addition, in order to avoid monetary penalties, we must request on an annual basis certain information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these recordkeeping requirements.

        Ownership Requirements.    For us to qualify as a REIT, shares of our stock must be held by a minimum of 100 persons for at least 335 days in each taxable year. Further, at no time during the second half of any taxable year may more than 50% of our shares be owned, actually or constructively, by five or fewer "individuals" (which term is defined for this purpose to include certain tax-exempt entities including pension trusts). Our stock will be held by 100 or more persons. We intend to continue to comply with these ownership requirements. Also, our charter contains ownership and transfer restrictions designed to prevent violation of these requirements.

        Failure to Qualify.    If we fail to satisfy any of the above requirements (other than the income and asset tests) for a taxable year and no relief provisions in effect for such years applied, then we could nevertheless qualify as a REIT if:

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  Such failures are due to reasonable cause and not due to willful neglect, and

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  We pay (in the manner prescribed by the Treasury Secretary in regulations) a penalty of $50,000 for each such failure.

        It is not possible to state whether we would be entitled to the benefit of the relief provisions in a particular circumstance. If such relief is not available, we would fail to qualify as a REIT.

        If we do fail to qualify as a REIT in any taxable year, we would be subject to federal income tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we did not qualify as a REIT, we would not be able to deduct amounts paid out to our stockholders. We would not be required to distribute any amounts to our stockholders in such taxable year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to stockholders would be characterized as dividends and would be taxable as ordinary income. Non-corporate stockholders, however, could qualify for a lower maximum tax rate on such dividends in most circumstances. Moreover, subject to certain limitations under the tax code, corporate stockholders might be eligible for the dividends received deduction. Unless we qualified for relief under specific statutory provisions, we would be disqualified from taxation as a REIT for the four taxable years following the year in which we ceased to qualify as a REIT. We cannot predict whether we would qualify for such statutory relief in a particular circumstance that might arise in the future.

Taxation of Taxable U.S. Stockholders

        For purposes of this discussion, the term "U.S. stockholder" means a stockholder of common or preferred shares that, for United States federal income tax purposes, is a "U.S. person." The term

"U.S. person," as used herein, means a beneficial owner of our securities that, for United States federal income tax purposes, is:

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  a citizen or resident of the United States;

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  a corporation (including any entity treated as a corporation) created or organized under the laws of U.S., any State thereof or the District of Columbia;

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  a trust if it (1) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

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  an estate the income of which is subject to U.S. federal income tax regardless of its source.

        If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner in the partnership as a U.S. person or otherwise will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding our securities, you should consult your tax advisor regarding the tax consequences of the ownership and disposition of our securities.

        A U.S. stockholder is a "taxable U.S. stockholder" if the stockholder is subject to U.S. federal income tax. For any taxable year in which we qualify as a REIT, amounts distributed to taxable U.S. stockholders will be taxed as follows.

        Distributions Generally.    Distributions made to our taxable U.S. stockholders out of current or accumulated earnings and profits (and not designated as a capital gain dividend) will be taken into account by such stockholder as ordinary income and will not, in the case of a corporate taxable U.S. stockholder, be eligible for the dividends-received deduction. In addition, such dividends will not qualify for the lower maximum tax rate currently applicable to dividends received by non-corporate taxpayers except to the extent that they were attributable to qualified dividend income we received from other corporations during the taxable year or to certain income previously taxed to us. However, under recently enacted tax legislation, individuals, trusts and estates may deduct up to 20% of certain pass-through income, including ordinary REIT dividends that are not "capital gain dividends" or "qualified dividend income" subject to certain complex limitations. To the extent that we make a distribution with respect to our stock that is in excess of our current or accumulated earnings and profits, the distribution will be treated by a taxable U.S. stockholder first as a tax-free return of capital, reducing the taxable U.S. stockholder's tax basis in our stock, and any portion of the distribution in excess of the stockholder's tax basis in our stock will then be treated as gain from the sale of such stock. For purposes of determining the portion of distributions on separate classes of shares that will be treated as dividends for federal income tax purposes, current and accumulated earnings and profits will be allocated to distributions attributable to priority rights of shares of preferred stock before being allocated to other distributions. Dividends that we declare in October, November, or December of any year payable to a taxable U.S. stockholder of record on a specified date in any such month shall be treated as both paid by us and received by stockholders on December 31 of such year, provided that the dividend is actually paid by us during January of the following calendar year. Taxable U.S. stockholders may not include on their federal income tax returns any of our tax losses.

        Capital Gain Dividends.    Dividends to taxable U.S. stockholders that properly are designated by us as capital gain dividends will be treated by such stockholders as long-term capital gain, to the extent that such dividends do not exceed our actual net capital gain, without regard to the period for which the taxable U.S. stockholders have held our stock. If we properly designate any portion of a dividend as a capital gain dividend, except as otherwise provided by law, we intend to allocate such capital gain dividends in accordance with Revenue Ruling 89-81, which requires that distributions made to different classes of shares be composed proportionately of dividends of a particular type. Taxable U.S. stockholders that are corporations may be required, however, to treat up to 20% of particular capital gain dividends as ordinary income. Capital gain dividends, like regular dividends from a REIT, are not eligible for the dividends-received deduction for corporations.

        For taxable U.S. stockholders who are taxable at the rates applicable to individuals, we will classify portions of any capital gain dividend as either (1) a "regular" capital gain dividend taxable to the taxable U.S. stockholder at a maximum rate generally lower than that applicable to ordinary income or (2) an "unrecaptured Section 1250 gain" dividend taxable to the taxable U.S. stockholder at a maximum rate that is between the rate applicable to "regular" capital gain and the rate applicable to ordinary income.

        Retained Capital Gains.    We may elect to retain, rather than distribute, our net long-term capital gain received during the tax year. If we so elect, we will be required to pay tax on the retained amounts. To the extent designated in a notice to the taxable U.S. stockholders, the taxable U.S. stockholders will be required to include their proportionate shares of the undistributed net long-term capital gain so designated in their income for the tax year, but will be permitted a credit or refund, as the case may be, for their respective shares of any tax paid on such gains by us. In addition, each taxable U.S. stockholder will be entitled to increase the tax basis in his or her shares of our stock by an amount equal to the amount of net long-term capital gain the taxable U.S. stockholder was required to include in income, reduced by the amount of any tax paid by us for which the taxable U.S. stockholder was entitled to receive a credit or refund.

        Passive Activity Loss and Investment Interest Limitations.    Distributions, including deemed distributions of undistributed net long-term capital gain, from us and gain from the disposition of our stock will not be treated as passive activity income, and therefore taxable U.S. stockholders will not be able to apply any passive activity losses against such income. Distributions from us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of the investment income limitation on deductibility of investment interest. However, dividends attributable to income that was subject to tax at our level as well as net capital gain from the disposition of our stock or capital gain dividends, including deemed distributions of undistributed net long-term capital gains, generally will be excluded from investment income.

        Sale of FSP Stock.    Upon the sale of our stock, a taxable U.S. stockholder generally will recognize gain or loss equal to the difference between the amount realized on such sale and the holder's tax basis in the stock sold. To the extent that our stock is held as a capital asset by the taxable U.S. stockholder, the gain or loss will be a long-term capital gain or loss if the stock has been held for more than a year, and will be a short-term capital gain or loss if the stock has been held for a shorter period. In general, however, any loss upon a sale of our stock by a taxable U.S. stockholder who has held such stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent that distributions from us were required to be treated as long-term capital gain by that holder.

        Redemption of Preferred Stock.    Preferred stock may be redeemable under certain circumstances described in the applicable prospectus supplement. Any redemption of preferred stock for cash will, to the extent of our current and accumulated earnings and profits, be treated as a distribution taxable as a dividend at ordinary income tax rates, unless the redemption satisfies one of the tests set forth in Section 302(b) of the tax code, in which case it will be treated as a sale or exchange of the redeemed shares. The redemption will be treated as a sale or exchange if it (1) is "substantially disproportionate" with respect to the U.S. stockholder, (2) results in a "complete termination" of the U.S. stockholder's interest in all classes of our stock, or (3) is "not essentially a dividend" with respect to the U.S. stockholder, all within the meaning of Section 302(b) of the tax code. In determining whether any of these tests have been met, there must be taken into account not only ownership in the series or class of the stock being redeemed, but also the U.S. stockholder's ownership of other classes of our stock and other equity interests in us considered to be owned by the U.S. stockholder by reason of certain constructive ownership rules set forth in the tax code. Because the determination as to whether any of the alternative tests of Section 302(b) of the tax code will be satisfied with respect to the U.S. stockholder depends on the facts and circumstances at the time the determination is made, U.S. stockholders are urged to consult their tax adviser to determine such treatment. If the redemption is treated as a sale or exchange of the redeemed shares, it will be treated in the same manner as a sale described above in "Taxation of Taxable U.S. Stockholders-Sale of FSP Stock."

        If a redemption of preferred stock does not meet any of the tests under Section 302 of the tax code, the redemption proceeds received from our preferred stock will be treated as a distribution on our stock as described under "Taxation of Taxable U.S. Stockholders- Distributions Generally." If the redemption of a U.S. stockholder's preferred stock is taxed as a dividend, the adjusted basis of such stockholder's redeemed shares will be transferred to any other stock held by the stockholder. If the U.S. stockholder owns no other shares, under certain circumstances, such basis may be transferred to a related person, or it may be lost entirely.

        With respect to a redemption of our preferred stock that is treated as a distribution with respect to our stock, which is not otherwise taxable as a dividend, the IRS has proposed Treasury regulations that would require any basis reduction associated with such a redemption to be applied on a share-by-share basis which could result in taxable gain with respect to some shares, even though the stockholder's aggregate basis for the shares would be sufficient to absorb the entire amount of the redemption distribution (in excess of any amount of such distribution treated as a dividend). Additionally, the proposed Treasury regulations would not permit the transfer of basis in the redeemed shares of the preferred stock to the remaining shares held (directly or indirectly) by the redeemed stockholder. Instead, the unrecovered basis in our preferred stock would be treated as deferred loss to be recognized when certain conditions are satisfied. These proposed Treasury regulations would be effective for transactions that occur after the date the regulations are published as final Treasury regulations. There can, however, be no assurance as to whether, when and in what particular form such proposed Treasury regulation may ultimately be finalized.

        Conversion of Preferred Stock into Common Stock.    Except as provided below, (i) a U.S. stockholder generally will not recognize gain or loss upon the conversion of our preferred stock into our common stock, and (ii) a U.S. stockholder's basis and holding period in the common stock received upon conversion generally will be the same as those of the converted preferred stock (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share of common stock exchanged for cash). Any common stock received in a conversion that is attributable to accumulated and unpaid dividends on the converted preferred stock will be treated as a distribution on our shares as described above in "Taxation of Taxable U.S. Stockholders-Distributions Generally." Cash received upon conversion in lieu of a fractional share of common stock generally will be treated as a payment in a taxable exchange for such fractional share of common stock, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the factional share of common stock deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. stockholder has held the preferred stock for more than one year. See "Taxation of Taxable U.S. Stockholders- Sale of FSP Stock." U.S. stockholders should consult with their tax advisers regarding the U.S. federal income tax consequences of any transaction in which such stockholder exchanges common stock received on a conversion of preferred stock for cash or other property.

Taxation of Owners of Depositary Shares

        Owners of depositary shares generally will be treated for United States federal income tax purposes as if they were direct owners of fractional shares of the preferred stock to which the depositary shares relate. Accordingly, such owners will take into account, for United States federal income tax purposes, income to which they would be entitled if they were the direct owners of the fractional interests in such preferred stock and will be subject to other tax considerations in the same manner as if they owned fractional interests directly. See "Taxation of Taxable U.S. Stockholders" and "Other Tax Considerations or Stockholders and Debt Securities."

Taxation of Tax-Exempt Stockholders

        Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, collectively known as "exempt organizations," generally are exempt from federal income taxation. Exempt organizations are subject to tax, however, on their unrelated business taxable income, or "UBTI." UBTI is defined as the gross income derived by an exempt organization from an unrelated trade or business, less the deductions directly connected with that trade or business, subject to certain exceptions. While many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling, amounts distributed to exempt organizations generally should not constitute UBTI. However, if an exempt organization finances its acquisition of our stock with debt, a portion of its income from us will constitute UBTI pursuant to the "debt-financed property" rules.

        Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group leave services plans that are exempt from taxation under special provisions of the tax code are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. In addition, in certain circumstances, a pension trust that owns more than 10% of our stock will be required to treat a percentage of the dividends paid by us as UBTI based upon the percentage of our income that would constitute UBTI to the stockholder if received directly by it. This rule applies to a pension trust holding more than 10% (by value) of our stock only if (1) the percentage of our income that would be UBTI if we were a pension trust is at least 5% and (2) we are treated as a "pension-held REIT." We do not expect to qualify as a "pension-held REIT."

Taxation of Non-U.S. Stockholders

        General.    The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts and certain other foreign stockholders, collectively known as "non-U.S. stockholders," are complex and no attempt is made herein to provide more than a general summary of such rules. This discussion does not consider the tax rules applicable to all non-U.S. stockholders and, in particular, does not consider the special rules applicable to U.S. branches of foreign banks or insurance companies or certain intermediaries. NON-U.S. STOCKHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS WITH REGARD TO THE OWNERSHIP AND DISPOSITION OF OUR STOCK, INCLUDING ANY REPORTING AND WITHHOLDING REQUIREMENTS.

        Ordinary Dividends—General.    Distributions to non-U.S. stockholders that are not attributable to gain from sales or exchanges by us of United States real property interests and are not designated by us as capital gain dividends (or deemed distributions of retained capital gains) will be treated as ordinary dividends to the extent that they are made out of our current or accumulated earnings and profits. Any portion of a distribution in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. stockholder to the extent that such distribution does not exceed the adjusted basis of the stockholder in our stock, but rather will reduce the adjusted basis of such stock. To the extent that the portion of the distribution in excess of current and accumulated earnings and profits exceeds the adjusted basis of a non-U.S. stockholder for our stock, such excess generally will be treated as gain from the sale or disposition of the stock and will be taxed as described below.

        Ordinary Dividends—Withholding.    Dividends paid to non-U.S. stockholders may be subject to U.S. withholding tax. If a non-U.S. stockholder's investment in our stock is not effectively connected with a trade or business conducted by the non-U.S. stockholder in the United States (or if a tax treaty does apply and the investment in our stock is not attributable to a United States permanent establishment maintained by the non-U.S. stockholder), ordinary dividends (i.e., distributions out of current and accumulated earnings and profits) will be subject to a U.S. withholding tax at a 30% rate, or, if an income tax treaty applies, at a lower treaty rate. Because we generally cannot determine at the time that a distribution is made whether or not such a distribution will be in excess of earnings and profits, we intend to withhold on the gross amount of each distribution at the 30% rate (or lower treaty rate) (other than distributions subject to the 35% FIRPTA withholding rules described below). To receive a reduced treaty rate, a non-U.S. stockholder must furnish us or our paying agent with a duly completed Form W-8BEN or W-8BEN-E (or authorized substitute form) certifying such holder's qualification for the reduced rate. Generally, a non-U.S. stockholder will be entitled to a refund from the IRS to the extent the amount withheld by us from a distribution exceeds the amount of United States tax owed by such stockholder.

        In the case of a non-U.S. stockholder that is a partnership or a trust, the withholding rules for a distribution to such a partnership or trust will be dependent on numerous factors, including (1) the classification of the type of partnership or trust, (2) the status of the partner or beneficiary, and (3) the activities of the partnership or trust. Non-U.S. stockholders that are partnerships or trusts are urged to consult their tax advisors regarding the withholding rules applicable to them based on their particular circumstances.

        If an income tax treaty does not apply, ordinary dividends that are effectively connected with the conduct of a trade or business within the U.S. by a non-U.S. stockholder (and, if a tax treaty applies, ordinary dividends that are attributable to a United States permanent establishment maintained by the non-U.S. stockholder) are exempt from U.S. withholding tax. In order to claim such exemption, a non-U.S. stockholder must provide us or our paying agent with a duly completed Form W-8ECI (or authorized substitute form) certifying such holder's exemption. However, ordinary dividends exempt from U.S. withholding tax because they are effectively connected or are attributable to a United States permanent establishment maintained by the non-U.S. stockholder generally are subject to U.S. federal income tax on a net income basis at regular graduated rates. In the case of non-U.S. stockholders that are corporations, any effectively connected ordinary dividends or ordinary dividends attributable to a United States permanent establishment maintained by the non-U.S. stockholder may, in certain circumstances, be subject to branch profits tax at a 30% rate, or at such lower rate as may be provided in an applicable income tax treaty.

        Capital Gain Dividends—General.    For any year in which we qualify as a REIT, distributions that are attributable to gain from sales or exchanges by us of United States real property interests will be taxed to a non-U.S. stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, also known as "FIRPTA." Under FIRPTA, except as described below, distributions attributable to gain from sales of United States real property are taxed to a non-U.S. stockholder as if such gain were effectively connected with a United States trade or business. Non-U.S. stockholders thus would be taxed at the regular capital gain rates applicable to taxable U.S. stockholders (subject to the applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax in the hands of a corporate non-U.S. stockholder not otherwise entitled to treaty relief or exemption.

        A distribution attributable to gain from sales of United States real property is not treated as effectively connected with a United States trade or business provided that (1) the distribution is received with respect to stock that is regularly traded on an established securities market in the United States and (2) the non-U.S. stockholder does not own more than ten percent of the stock at any time during the one-year period ending on the date of such distribution. If these requirements are satisfied, the distribution is treated in the manner described above for ordinary dividends rather than being treated as a capital gain dividend, and the distribution is not subject to the branch profits tax. In addition, any distribution to a non-U.S. stockholder that is a "qualified shareholder" or "qualified foreign pension fund" that holds REIT stock directly or indirectly (through one or more partnerships), as discussed below, is not subject to FIRPTA. Instead, such distributions will generally be treated as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends.

        A "qualified shareholder" is a foreign person that (1) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or Nasdaq markets, (2) is a "qualified collective investment vehicle" (defined below), and (3) maintains records on the identity of each person who, at any time during the foreign person's taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (1), above. A "qualified collective investment vehicle" is a foreign person that (1) would be eligible for a reduced rate of withholding under the comprehensive income tax treaty described above, even if such entity holds more than 10% of the stock of such REIT, (2) is publicly traded, is treated as a partnership under the tax code, is a withholding foreign partnership, and would be treated as a "United States real property holding corporation," or USRPHC, if it were a domestic corporation, or (3) is designated as such by the Secretary of the Treasury and is either (a) fiscally transparent within the meaning of Section 894 of the tax code, or (b) required to include dividends in its gross income, but is entitled to a deduction for distributions to its investors.

        While a "qualified shareholder" will not be subject to FIRPTA withholding on REIT distributions, certain investors of a "qualified shareholder" (i.e., non-U.S. persons who hold interests in the "qualified shareholder" (other than interests solely as a creditor), and hold more than 10% of the stock of such REIT (whether or not by reason of the investor's ownership in the "qualified shareholder")) may be subject to FIRPTA withholding.

        A "qualified foreign pension fund" includes any trust, corporation, or other organization or arrangement: (1) which is created or organized under the law of a country other than the United States, (2) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (3) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (4) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (5) with respect to which, under the laws of the country in which it is established or operates, contributions to such trust, corporation, organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from gross income of such entity or taxed at a reduced rate, or taxation of any investment income of such trust, corporation, organization, or arrangement is deferred or such income is taxed at a reduced rate.

        Capital Gain Dividends—Withholding.    Under FIRPTA, we are required to withhold 35% (or a lower rate set forth in the regulations) of any distribution to a non-U.S. stockholder that is designated as a capital gain dividend or which could be designated as a capital gain dividend. Moreover, if we designate previously made distributions as capital gain dividends, subsequent distributions (up to the amount of the prior distributions so designated) will be treated as capital gain dividends for purposes of FIRPTA withholding. The foregoing withholding requirement will not apply, however, if the distribution qualifies for the exceptions described above for distributions with respect to stock that is regularly traded on an established securities market in the United States if the recipient has not owned more than ten percent of our stock during the prior year and distributions made to "qualified shareholders" and "qualified foreign pension funds".

        Sale of Our Stock.    A non-U.S stockholder generally will not be subject to United States federal income tax under FIRPTA with respect to gain recognized upon a sale of our stock, provided that we are a "domestically-controlled qualified investment entity." A domestically-controlled qualified investment entity is defined to include a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by non-U.S. persons. Although currently it is anticipated that we will be a domestically-controlled qualified investment entity, and, therefore, that the sale of our stock will not be subject to taxation under FIRPTA, there can be no assurance that we will, at all relevant times, be a domestically-controlled qualified investment entity.

        Tax also would not apply to any gain recognized by a non-U.S. stockholder upon the sale of our stock as long as our stock is regularly traded on an established securities market and the stockholder held 10% or less of our stock during the preceding five years (taking into account complicated attribution rules). If the gain on the sale of our stock were subject to taxation under FIRPTA, a non-U.S. stockholder would be subject to the same treatment as taxable U.S. stockholders with respect to such gain (subject to the applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, a purchaser of our stock from a non-U.S. stockholder subject to taxation under FIRPTA generally would be required to deduct and withhold a tax equal to 15% of the amount realized by a non-U.S. stockholder on the disposition. Any amount withheld would be creditable against the non-U.S. stockholder's FIRPTA tax liability.

        Even if gain recognized by a non-U.S. stockholder upon the sale of our stock is not subject to FIRPTA, such gain generally will subject such stockholder to U.S. tax if:

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  An income tax treaty does not apply and the gain is effectively connected with a trade or business conducted by the non-U.S. stockholder in the United States (or, if an income tax treaty applies and the gain is attributable to a United States permanent establishment maintained by the non-U.S. stockholder), in which case a non-U.S. stockholder will be taxed on his or her net gain from the sale at regular graduated U.S. federal income tax rates. In the case of a non-U.S. stockholder that is a corporation, such stockholder may be subject to a branch profits tax at a 30% rate, unless an applicable income tax treaty provides for a lower rate and the stockholder demonstrates its qualification for such rate; or

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  The non-U.S. stockholder is a nonresident alien individual who holds our stock as a capital asset and was present in the United States for 183 days or more during the taxable year (as determined under the tax code) and certain other conditions apply, in which case the non-U.S. stockholder will be subject to a 30% tax on capital gains.

        Moreover, even if we are a domestically controlled qualified investment entity, upon disposition of our stock (subject to the 10% exception applicable to "regularly traded" stock and exceptions for "qualified shareholders" and "qualified foreign pension funds" described herein), a non-U.S. stockholder may be treated as having gain from the sale or other taxable disposition of a USRPI if (1) the non-U.S. stockholder disposes of the stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of that stock during the 61-day period beginning with the first day of the 30-day period described in clause (1).

        Estate Tax Considerations.    The value of our stock owned, or treated as owned, by a non-U.S. stockholder who is a nonresident alien individual at the time of his or her death will be included in the individual's gross estate for United States federal estate tax purposes, unless otherwise provided in an applicable estate tax treaty.

Taxation of Holders of Our Debt Securities

        This discussion is of a general nature only. Our debt securities may have terms, such as conversion rights, adjustments to conversion ratios, provision for additional interest upon certain contingencies, or other features, that are not discussed herein and that may materially affect the U.S. federal income tax treatment of such debt security. You should carefully examine the applicable prospectus supplement or supplements and consult your own tax advisors with respect to debt securities with such features.

Taxation of Taxable U.S. Holders

        For purposes of this discussion, a "taxable U.S. holder" is a "U.S. holder" that is subject to U.S. federal income tax. The term "U.S. holder" as used herein means a beneficial owner of our debt securities that is a U.S. person as defined in "Taxation of Taxable U.S. Stockholders" above. A "non-U.S. holder" is a beneficial owner (other than a partnership or other pass-through entity) of our debt securities that does not meet the definition of a U.S. holder.

        Interest.    The stated interest on debt securities generally will be taxable to a U.S. holder as ordinary income at the time that it is paid or accrued, in accordance with the U.S. holder's method of accounting for United States federal income tax purposes.

        Original Issue Discount.    U.S. holders that own debt securities issued with original issue discount ("OID") will be subject to special tax accounting rules, as described in greater detail below. Those holders generally will be required to include OID in gross income in advance of the receipt of cash that corresponds to that income. However, such holders generally will not be required to include separately in income cash payments received on the debt securities, even if denominated as interest, to the extent those payments do not constitute "qualified stated interest," as defined below. If we determine that a particular debt security will be an OID debt security, we will disclose that determination in the prospectus supplement or supplements relating to those debt securities.

        A debt security will generally be treated as issued with OID if it has a "stated redemption price at maturity" (the sum of all payments to be made on the debt security other than "qualified stated interest") that exceeds its "issue price," provided that excess is not considered as "de minimis" as a result of being less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity. The "issue price" of each debt security in a particular offering will be the first price at which a substantial amount of that particular offering is sold to the public. The term "qualified stated interest" means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer), and that meets all of the following conditions:

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  it is payable at least once per year;

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  it is payable over the entire term of the debt security; and

        it is payable at a single fixed rate or, subject to certain conditions, based on one or more indices.

        If we determine that particular debt securities will bear interest that is not qualified stated interest, we will disclose that determination in the prospectus supplement or supplements relating to those debt securities.

        If a U.S. holder owns a debt security issued with "de minimis" OID as previously described, such holder generally must include the de minimis OID in income at the times principal payments on the debt securities are made in proportion to the amounts paid. De minimis OID that is so included in income will be treated as capital gain.

        Debt securities may contain provisions permitting them to be redeemed prior to their stated maturity at our option and/or at the option of the holder. OID debt securities containing those features may be subject to rules that differ from the general rules discussed herein. Persons who are considering the purchase of OID debt securities with those features should carefully examine the applicable prospectus supplement or supplements and should consult their own tax advisors with respect to those features since the tax consequences to them with respect to OID will depend, in part, on the particular terms of the debt securities relating to such redemptions.

        U.S. holders that own OID debt securities with a term of more than one year generally must include OID in income in advance of the receipt of some or all of the related cash payments using the "constant yield method" based upon compound interest principles as described in the following paragraphs.

        The amount of OID that U.S. holders must include in income if they are the initial holders of an OID debt security is the sum of the "daily portions" of OID with respect to the debt security for each day during the taxable year or portion of the taxable year in which they held the debt security ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. The "accrual period" for an OID debt security may be of any length and may vary in length over the term of the debt security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of the accrual period.

        The amount of OID allocable to any accrual period is determined by first calculating the debt security's "yield to maturity." A debt security's yield to maturity is the discount rate that would cause the present value of all payments to be made on the debt security to equal the security's issue price. The OID allocable to an accrual period is then computed as the excess, if any, of:

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  the debt security's "adjusted issue price" at the beginning of the accrual period (generally, the security's issue price increased by the cumulative amount of accrued OID and decreased by the cumulative amount of payments other than of qualified stated interest) multiplied by the debt security's yield to maturity, over

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  the aggregate of all qualified stated interest allocable to the accrual period.

        Special rules apply for calculating OID for an initial or final short accrual period. We are required to provide information returns stating the amount of OID accrued on debt securities held of record by persons other than corporations and other exempt holders.

        Variable Rate Debt Securities.    Variable rate debt securities that provide for the payment of interest based on certain types of floating rates or so-called "objective" rates based on objective financial data are subject to special OID rules under which both the "yield to maturity" and "qualified stated interest" are determined as though the debt security bore interest in all periods at a fixed rate generally equal to the value of the floating rate or objective rate (as applicable) on the date that the debt security was issued or, in the case of certain debt securities, the rate that reflects the yield to maturity that is reasonably expected for the debt security. To the extent that the actual rate paid on the debt security for an accrual period differs from the assumed initial rate, appropriate adjustments are made to the amount of "qualified stated interest" or OID required to be included in income by the U.S. holder for such period. Additional rules may apply if either:

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  the interest on a variable rate debt security is based on more than one interest index; or

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  the principal amount of the debt security is indexed in any manner.

        This discussion does not address the tax rules applicable to debt securities with an indexed principal amount. In the event that we were to offer debt securities with indexed principal amounts, persons considering the purchase of those securities should carefully examine the applicable prospectus supplement or supplements and should consult their own tax advisors regarding the United States federal income tax consequences to them of holding and disposing of those debt securities.

        If we determine that particular debt securities will be variable debt securities, we will disclose that determination in the prospectus supplement or supplements relating to those debt securities, and the U.S. federal income tax treatment of such debt securities will be more fully described in the relevant prospectus supplement or supplements.

        Contingent Payment Debt Securities.    If debt securities provide for variable rates of interest or other contingent payments but fail to qualify as variable rate debt securities under the rules described above, then the debt securities may become subject to the Treasury Regulations governing "contingent payment debt instruments" ("contingent payment debt securities"). Under these Treasury Regulations, a U.S. holder of contingent payment debt securities generally would be required to accrue interest income each taxable year based upon a "comparable yield" for a hypothetical fixed-rate debt instrument with no contingent payments but with terms and conditions otherwise similar to the contingent payment debt securities. We would be required to determine the comparable yield and prepare, solely for U.S. federal income tax purposes, a projected payment schedule that (i) includes all non-contingent payments and estimates of the amount and timing of all contingent payments on the debt securities and (ii) produces the comparable yield.

        If the actual contingent payments made on the contingent payment debt securities in a taxable year differ from the projected contingent payments set forth on the projected payment schedule, adjustments will be made for such differences. A net positive adjustment for the amount by which actual contingent payments during the taxable year exceed the projected contingent payments for such taxable year will be treated as additional interest income. A net negative adjustment for the amount by which actual contingent payments during the taxable year are less than the projected contingent payments for such taxable year will reduce the amount of interest required to be accrued in the current taxable year. The balance of any net negative adjustment will be treated first as an ordinary loss to the extent that the total interest inclusions previously accrued in respect of the contingent payment debt securities exceed the total amount of net negative adjustments treated as ordinary losses in prior taxable years and then as a negative adjustment in the succeeding taxable year.

        Upon the sale, retirement or other disposition of contingent payment debt securities, any gain recognized by a U.S. holder generally would be treated as interest income. Any loss arising from such a disposition would be treated as an ordinary loss to the extent of any prior interest inclusions not previously reversed by net negative adjustments as described above. The balance of such loss generally would constitute a capital loss.

        The U.S. federal income tax treatment of any debt securities treated as contingent payment debt securities subject to these Treasury Regulations will be more fully described in the relevant prospectus supplement or supplements. The rules regarding contingent payment debt securities are complex. U.S. debt holders should carefully examine the relevant prospectus supplement or supplements for any such debt securities and should consult their own tax advisors regarding the U.S. federal income tax consequences of the ownership and disposition of such debt securities before deciding to purchase such debt securities.

        Market Discount.    If debt securities are purchased for an amount that is less than their stated redemption price at maturity (or, in the case of OID debt securities, for an amount that is less than their adjusted issue price), the difference will be treated as "market discount" for United States federal income tax purposes unless that difference is less than a specified de minimis amount. Under the market discount rules, any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, the debt securities must be treated as ordinary income to the extent of the market discount that the holder has not previously included in income. Generally, market discount is considered to accrue ratably over the remaining term of the debt security, although taxpayers may elect to accrue the discount using a constant yield methodology similar to that applicable to OID debt securities.

        U.S. holders also may be required to defer, until the maturity of the debt securities or their earlier disposition in a taxable transaction, the annual deduction of all or a portion of the interest expense on any indebtedness which is incurred or continued to purchase or carry the debt securities to the extent of the market discount that is considered to accrue on those securities for that year. U.S. holders may elect, on a debt security-by-debt security basis, to deduct any previously deferred interest expense in a tax year prior to the year of disposition to the extent that the aggregate amount of interest on the debt security (including OID) exceeds the amount of interest expense on debt incurred or continued to purchase or carry the debt security. U.S. holders should consult their own tax advisors before making this election.

        U.S. holders may elect to include market discount in income currently as it accrues, on either a ratable or constant yield basis, in which case the rule described above regarding deferral of interest deductions will not apply. An election to include market discount in income currently, once made, applies to all market discount obligations acquired by the taxpayer on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS. Interested persons should consult their own tax advisors before making this election.

        Acquisition Premium.    If a U.S. holder acquires OID debt securities for an amount greater than their adjusted issue price but less than the sum of all amounts (other than qualified stated interest) payable with respect to the OID debt securities after the date of acquisition, the OID debt securities will be treated as acquired at an acquisition premium. For OID debt securities acquired with acquisition premium, the amount of OID that the U.S. holder must include in gross income with respect to the OID debt securities for any taxable year will be reduced by the portion of acquisition premium properly allocable to such taxable year.

        Amortizable Bond Premium.    If a U.S. holder purchases debt securities for an amount in excess of the sum of all amounts payable on the debt securities after the purchase date other than payments of qualified stated interest, the U.S. holder will be considered to have purchased the debt securities at a "premium" for U.S. federal income tax purposes. In such case, the U.S. holder generally may elect to amortize the premium over the remaining term of the debt securities, using a constant yield method, as an offset to interest includible in gross income with respect to the debt securities, and the U.S. holder would not be required to include OID, if any, in gross income in respect of the debt securities. In the case of debt securities that provide for alternative payment schedules, the amount of premium generally would be determined by assuming that a holder will exercise or not exercise options in a manner that maximizes the holder's yield, and that the issuer will exercise or not exercise options in a manner that minimizes the holder's yield. Any election to amortize premium would apply to all debt securities (other than debt securities the interest on which is excludable from gross income) held or subsequently acquired by a U.S. holder on or after the first day of the first taxable year to which the election applies and is irrevocable without the consent of the IRS. Prospective investors should consult their own tax advisors before making this election.

        Election to Treat All Interest as OID.    U.S. holders may elect to treat all interest in respect of debt securities as OID and to calculate the amount includible in gross income for any taxable year under the constant yield method described above. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. If a U.S. holder makes this election for debt securities with amortizable bond premium, the election is treated as an election under the amortizable bond premium rules described above, and the electing U.S. holder will be required to amortize bond premium for all other debt instruments with amortizable bond premium held or subsequently acquired by the U.S. holder. The election to treat all interest as OID must be made for the taxable year in which the U.S. holder acquires the debt securities, and the election may not be revoked without the consent of the IRS. Prospective investors should consult their own tax advisors before making this election.

        Sale, Exchange or Retirement of Debt Securities.    A U.S. holder of our debt securities will recognize gain or loss upon the sale, exchange, retirement, redemption or other taxable disposition of the debt securities in an amount equal to the difference between:

  •
  the amount of cash and the fair market value of other property received in exchange for such debt securities, other than amounts attributable to accrued but unpaid stated interest, which will be subject to tax as ordinary income to the extent not previously included in income; and

  •
  the U.S. Holder's adjusted basis of the debt securities.

        The adjusted basis of the debt securities will, in general, be the U.S. holder's cost for the debt securities, increased by OID and any accrued market discount previously included in income and reduced by any amortizable bond premium previously allowable as a deduction and any cash payments on the debt securities other than qualified stated interest. Subject to the rules regarding market discount discussed above, any gain in excess of accrued interest not previously included in income by the holder or loss recognized will generally be capital gain or loss, and such capital gain or any loss will generally be long-term capital gain or loss if debt securities have been held by the U.S. holder for more than one year. Long-term capital gain for non-corporate taxpayers is subject to reduced rates of United States federal income taxation. The deductibility of capital losses is subject to certain limitations.

Taxation of Tax-Exempt U.S. Holders

        Exempt organizations are subject to tax on their unrelated business taxable income, or "UBTI." UBTI is defined as the gross income derived by an exempt organization from an unrelated trade or business less the deductions directly connected with that trade or business, subject to certain exceptions. Two of those exceptions are for interest (including OID) and gains and losses from the sale or exchange of property held for investment. Accordingly, income and loss attributable to holding our debt securities generally should not be treated as UBTI. However, if an exempt organization finances its acquisition of our debt securities with debt, a portion of any income or loss attributable to the debt securities will be includable in the organization's computation of UBTI pursuant to the "debt-financed property" rules. Prospective tax-exempt investors should consult their own tax advisors regarding these rules.

Taxation of Non-U.S. Holders

        The following is a discussion of the material U.S. federal income and estate tax consequences that generally will apply to a non-U.S. holder of our debt securities. The rules governing the U.S. federal income taxation of a non-U.S. holder of debt securities are complex and no attempt will be made herein to provide more than a general summary of such rules. Non-U.S. holders should consult their tax advisors to determine the effect of U.S. federal, state, local and foreign tax laws, as well as tax treaties, with regard to an investment in our debt securities.

        Interest.    In general, payments of interest on our debt securities to a non-U.S. holder will be considered "portfolio interest" and, subject to the discussions below of income effectively connected with a U.S. trade or business, backup withholding, and FATCA will not be subject to U.S. federal income or withholding tax, provided that:

  •
  the non-U.S. holder does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of Section 871(h)(3) of the tax code;

  •
  the non-U.S. holder is not, for U.S. federal income tax purposes, a controlled foreign corporation that is related to us (actually or constructively) through stock ownership;

  •
  the non-U.S. holder is not a bank whose receipt of interest on our debt securities is described in Section 881(c)(3)(a) of the tax code; and

  •
  (a) the non-U.S. holder provides its name, address, and taxpayer identification number, if any, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on an IRS Form W-8BEN, W-8BEN-E or other applicable form) or (b) the non-U.S. holder holds our debt securities through certain foreign intermediaries or certain foreign partnerships, and the non-U.S. holder and the foreign intermediary or foreign partnership satisfy the certification requirements of applicable Treasury Regulations. Special certification rules apply to non-U.S. holders that are pass-through entities.

        If a non-U.S. holder cannot satisfy the requirements described above, payments of interest generally will be subject to the 30% U.S. federal withholding tax, unless the non-U.S. holder provides us with a properly executed (i) IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under an applicable income tax treaty or (ii) IRS Form W-8ECI (or other applicable form) stating that interest paid on the debt securities is not subject to withholding tax because it is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States and includable in the non-U.S. holder's gross income.

        If (i) a non-U.S. holder is engaged in a trade or business in the United States, (ii) interest on the debt securities is effectively connected with the conduct of that trade or business and (iii) if required by an applicable income tax treaty, such interest is attributable to a U.S. permanent establishment or fixed base, then, although the non-U.S. holder will be exempt from the 30% withholding tax (provided the certification requirements discussed above are satisfied), the non-U.S. holder will be subject to U.S. federal income tax on the interest on a net income basis at regular graduated U.S. federal income tax rates, generally in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or a lesser rate under an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

        Sale, Exchange or Retirement of Debt Securities.    Gain realized by a non-U.S. holder on the sale, redemption or other taxable disposition of our debt securities will not be subject to U.S. income tax unless:

  •
  that gain is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base); or

  •
  the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met.

        If a non-U.S. holder is described in the first bullet point above, it will be subject to tax on the net gain derived from the sale, redemption, or other taxable disposition of the debt securities, generally in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is a foreign corporation, it may be subject to the branch profits tax equal to 30% (or a lesser rate under an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. If a non-U.S. holder is an individual described in the second bullet point above, such holder will be subject to a flat 30% tax (or a lesser rate under an applicable income tax treaty) on the gain derived from the sale, redemption, or other taxable disposition, which may be offset by certain U.S. source capital losses, even though such holder is not considered a resident of the United States.

Other Tax Considerations of Stockholders and Holders of Debt Securities

Medicare Tax on Net Investment Income

U.S. Stockholders and U.S. Holders of Debt Securities

        A 3.8% Medicare contribution tax generally is imposed on the net investment income of U.S. individuals, estates and trusts (other than certain exempt trusts) whose income exceeds certain threshold amounts. For this purpose, net investment income generally will include dividends on our stock (including capital gain dividends), interest payments on our debt securities and net gain from the sale of shares of our stock and of our debt securities. U.S. stockholders and U.S. holders of debt securities that are individuals, estates or trusts should consult their tax advisors regarding the applicability of the Medicare tax to any of their income or gains in respect of shares of our stock and our debt securities.

Non-U.S. Stockholders and Non-U.S. Holders of Debt Securities

        The IRS has indicated in Treasury regulations that this Medicare tax applies to non-U.S. stockholders and non-U.S. holders that are estates or trusts and have one or more U.S. beneficiaries. Non-U.S. stockholders and non-U.S. holders that are estates or trusts also should consult their tax advisors about the possible application of the 3.8% Medicare tax.

Information Reporting and Backup Withholding

U.S. Stockholders and U.S. Holders of Debt Securities

        Information returns may be filed with IRS in connection with payments of dividends on our stock, payments on our debt securities, and proceeds from a sale or other disposition of our stock or debt securities. These requirements apply even if withholding was not required with respect to payments made to a stockholder or holder of debt securities.

        If you are a U.S. stockholder or U.S. holder of debt securities, you will be subject to U.S. backup withholding at a rate of 28% on these payments if you fail to provide your taxpayer identification number to the paying agent or to comply with certain certification procedures or otherwise establish an exemption from backup withholding. U.S. stockholders and U.S. holders of debt securities should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedure for obtaining an exemption. The amount of any backup withholding from a payment will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is timely furnished to the IRS.

Non-U.S. Stockholders and Non-U.S. Holders of Debt Securities

        In general, a non-U.S. stockholder and a non-U.S. holder will not be subject to backup withholding with respect to payments of dividends or interest that we make, provided that (a) the non-U.S. stockholder or non-U.S. holder provides its name, address, and taxpayer identification number, if any, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on an IRS Form W-8BEN or other applicable form) or (b) the non-U.S. stockholder holds shares of our stock or the non-U.S. holder holds our debt securities through certain foreign intermediaries or certain foreign partnerships, and the non-U.S. stockholder or non-U.S. holder and the foreign intermediary or foreign partnership satisfy the certification requirements of applicable Treasury Regulations and we do not have actual knowledge or reason to know that the holder is a U.S. person, as defined above under "Taxation of Taxable U.S. Stockholders," who is not an exempt recipient.

        However, a non-U.S. stockholder and a non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding at the applicable rate with respect to the proceeds of the sale of shares of our stock and debt securities within the United States or conducted through certain U.S.-related financial intermediaries, unless the certification described above has been received, and the payor does not have actual knowledge or reason to know that a holder is a U.S. person, as defined above under "Taxation of Taxable U.S. Stockholders," who is not an exempt recipient, or the holder otherwise establishes an exemption.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. stockholder's or non-U.S. holder's U.S. federal income tax liability, provided that the required information is furnished timely to the IRS. The backup withholding and information reporting rules are complex, and non-U.S. stockholders and non-U.S. holders are urged to consult their own tax advisors regarding application of these rules to their particular circumstances.

U.S. Federal Income Tax Withholding Under FATCA

        Provisions of the tax code commonly referred to as the Foreign Account Tax Compliance Act ("FATCA"), generally impose a 30% withholding tax on dividends on our stock, interest on our debt securities and gross proceeds from the sale of shares of our stock and debt securities paid to a foreign entity unless (i) if the foreign entity is a "foreign financial institution", the foreign entity undertakes certain due diligence, reporting, withholding and certification obligations, (ii) if the foreign entity is not a "foreign financial institution," the foreign entity identifies certain of its U.S. investors, if any, or (iii) the foreign entity is otherwise exempt from FATCA.

        Withholding under FATCA generally (1) applies to payments of dividends on our stock and interest on our debt securities and (2) will apply to payments of gross proceeds from the sale of shares of our stock and debt securities made after December 31, 2018. Under certain circumstances, a non-U.S. stockholder or non-U.S. holder might be eligible for refunds or credits of such taxes.

        A non-U.S. stockholder or non-U.S. holder of debt securities resident in a country that has entered into an intergovernmental agreement with the U.S. with respect to FATCA will be exempt from FATCA withholding provided the holder and applicable foreign government comply with the terms of the agreement and the holder provides us with the appropriate documentation certifying the holder's status under FATCA. The scope of these requirements is potentially subject to material change and stockholders and holders of debt securities are urged to consult their tax advisers regarding the potential applicability of FATCA to their own situation.

State and Local Tax

        The discussion herein concerns only the United States federal income tax treatment likely to be accorded to us and our stockholders and holders of debt securities. No consideration has been given to the state and local tax treatment of such parties. The state and local tax treatment may not conform to the federal treatment described above. As a result, stockholders and holders of debt securities should consult their own tax advisor regarding the specific state and local tax consequences of the ownership and disposition of shares of our stock and our debt securities.

Legislative or Other Actions Affecting REITs

        The rules addressing the U.S. federal income tax treatment of REITs are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations, possibly with retroactive effect. Recently enacted tax legislation significantly changed the U.S. federal income tax laws applicable to businesses and their owners, including REITs and their stockholders. Technical corrections or other amendments to such legislation or administrative guidance interpreting it may be issued at any time. Prospective investors are urged to consult with their tax advisors regarding the effect of potential changes to the federal tax laws on the ownership and disposition of any stock, depositary shares or debt securities in an entity electing to be taxed as a REIT.

 LEGAL MATTERS

        Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP, Boston, Massachusetts.

EXPERTS

        The consolidated financial statements of Franklin Street Properties Corp. appearing in Franklin Street Properties Corp.'s Annual Report (Form 10-K) for the year ended December 31, 2016 including schedules appearing therein and the effectiveness of Franklin Street Properties Corp.'s internal control over financial reporting as of December 31, 2016, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

FRANKLIN STREET PROPERTIES CORP.

Debt Securities
Common Stock
Preferred Stock
Depositary Shares

PROSPECTUS

January 5, 2018

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the fees and expenses payable by us in connection with the sale of the offered securities being registered hereby, other than underwriting discounts and commissions, all of which expenses, except for the Securities and Exchange Commission registration fee, are estimated. The selling stockholders will not be responsible for any such expenses.

SEC registration fee	$(1)
Printing and engraving
Accounting services
Legal fees of registrant's counsel
Transfer agent's, trustee's and depositary's fees and expenses
Miscellaneous
Total	$(2)

(1)
Deferred in reliance upon Rules 456(b) and 457(r) under the Securities Act.

(2)
These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly are not estimated at this time and will be reflected in the applicable prospectus supplement.

Item 15.    Indemnification of Directors and Officers.

        Our Articles of Incorporation require us to indemnify each person who is, was or has agreed to become an officer or director, or who is, was or has agreed to serve, at our request, as a director, officer, partner, trustee, employee or agent of another entity to the fullest extent permitted from time to time by Maryland law. The General Corporation Law of the State of Maryland permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses, including attorneys' fees, actually incurred by them in connection with any proceeding to which they may be made a party by reason of their services to or at the request of the corporation, unless it is established that (i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the indemnified party in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the indemnified party has been adjudged to be liable to the corporation. We will indemnify our directors, officers and certain other parties who have been successful, on the merits or otherwise, in the defense of any proceeding to which they were made a party by reason of their service to us or at our request against expenses (including attorney fees) actually and reasonably incurred in connection with the proceeding or any claim, issue or matter in a proceeding in which the indemnified party was successful. In addition, an indemnified party may not be indemnified with respect to any proceeding charging improper personal benefit to the indemnified party, whether or not involving action in such indemnified party's official capacity, in which the indemnified party was adjudged to be liable on the basis that personal benefit was improperly received.

        The General Corporation Law of the State of Maryland permits a court of appropriate jurisdiction to order indemnification of an indemnified party in view of all the relevant circumstances even if the indemnified party may not otherwise be entitled to indemnification because (i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit in money, property or services, or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. The General Corporation Law of the State of Maryland also permits a court of appropriate jurisdiction to order indemnification of an indemnified party in view of all the relevant circumstances even if the indemnified party may not otherwise be entitled to indemnification because the indemnified party was adjudged to be liable on the basis that personal benefit was improperly received in any proceeding charging improper personal benefit to the indemnified party, whether or not involving action in such indemnified party's official capacity, provided, however, that such order shall be limited to indemnification against expenses.

        Our Articles of Incorporation contain a provision eliminating the personal liability of a director or officer to us or our stockholders for monetary damages to the fullest extent permitted by Maryland law. The General Corporation Law of the State of Maryland permits the liability of directors and officers to a corporation or its stockholders for money damages to be limited, except (i) to the extent that a judgment or other final adjudication is entered adverse to the director or officer in a proceeding based on a finding that the director's or officer's action, or failure to act, was the result of active and deliberative dishonesty and was material to the cause of action adjudicated in the proceeding or (ii) to the extent it is proved that the director or officer actually received an improper benefit or profit in money, property or services. This provision of the General Corporation Law of the State of Maryland does not limit our ability or our stockholders' ability to obtain other relief, such as an injunction or rescission. Our Articles of Incorporation also allow us to purchase insurance to protect FSP Corp. and any director, officer, employee or agent, and any individual serving in such capacity of another entity at our request. We have obtained such a policy.

        Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, it is the position of the Securities and Exchange Commission that this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable under Section 14 of the Securities Act.

Item 16.    Exhibits.

Exhibit No.	Description
1*	Form of Underwriting Agreement

4.1	Articles of Incorporation of Franklin Street Properties Corp. (incorporated herein by reference to the Registrant's Form 8-A, filed with the SEC on April 5, 2005 (File No. 001-32470))

4.2	Restated Bylaws of Franklin Street Properties Corp. (incorporated herein by reference to the Registrant's Current Report on Form 8-K, filed with the SEC on February 15, 2013 (File No. 001-32470))

4.3	Form of Senior Indenture

4.4	Form of Subordinated Indenture

4.5	Form of Senior Note

4.6	Form of Subordinated Note

4.7*	Form of Deposit Agreement

5	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

Exhibit No.	Description
8	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP regarding tax matters

12	Calculation of Consolidated Ratios of Earnings to Fixed Charges and Consolidated Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm for the Registrant

23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5 and Exhibit 8)

24	Powers of Attorney (included in the signature pages to the Registration Statement)

25.1**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture

25.2**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture

*
To be filed by amendment or by a Current Report on Form 8-K.

**
To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17.    Undertakings.

        The undersigned Registrant hereby undertakes:

  (a)
  (1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

  (ii)
  to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by a Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

  (2)
  That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act to any purchaser:

  (i)
  each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of a Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;

  (iii)
  the portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

  (iv)
  any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

  (6)
  That, for purposes of determining any liability under the Securities Act:

  (i)
  the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and

  (ii)
  each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (b)
  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  The undersigned Registrant hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

  (d)
  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of any Registrant pursuant to the indemnification provisions described herein, or otherwise, each Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Wakefield, Commonwealth of Massachusetts, on January 5, 2018.

FRANKLIN STREET PROPERTIES CORP.
By:	/s/ GEORGE J. CARTER
	Name:	George J. Carter
	Title:	Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of Franklin Street Properties Corp. hereby severally constitute and appoint George J. Carter and Scott H. Carter, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Franklin Street Properties Corp. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GEORGE J. CARTER George J. Carter	Chief Executive Officer and Director (Principal Executive Officer)	January 5, 2018
/s/ JOHN G. DEMERITT John G. Demeritt	Executive Vice President and Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	January 5, 2018
/s/ JOHN N. BURKE John N. Burke	Director	January 5, 2018

Signature	Title	Date

/s/ BRIAN N. HANSEN Brian N. Hansen	Director	January 5, 2018
/s/ KENNETH A. HOXSIE Kenneth A. Hoxsie	Director	January 5, 2018
/s/ DENNIS J. MCGILLICUDDY Dennis J. McGillicuddy	Director	January 5, 2018
/s/ GEORGIA MURRAY Georgia Murray	Director	January 5, 2018
/s/ KATHRYN P. O'NEIL Kathryn P. O'Neil	Director	January 5, 2018